                                                                     EXHIBIT 1






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                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           WESTAFF ACQUISITION CORP.,

                                  WESTAFF, INC.

                                       AND

                             CERTAIN STOCKHOLDERS OF
                                 WESTSTAFF, INC.
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                                  March 7, 2000


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


                                TABLE OF CONTENTS
                                                                                                                            PAGE
                                                                                                                            ----
     ARTICLE ITHE
           RECAPITALIZATION AND THE MERGER.....................................................................................2
           SECTION 1.01  Issuance of Preference Shares.........................................................................2
                         -----------------------------
           SECTION 1.02  Debt Financing........................................................................................3
                         --------------
           SECTION 1.03  The Merger............................................................................................3
                         ----------
           SECTION 1.04  Effective Time; Closing...............................................................................3
                         -----------------------
           SECTION 1.05  Effect of the Merger..................................................................................3
                         --------------------
           SECTION 1.06  Certificate of Incorporation; By-laws.................................................................4
                         -------------------------------------
           SECTION 1.07  Directors and Officers................................................................................4
                         ----------------------
           SECTION 1.08  Additional Actions....................................................................................4
                         ------------------

     ARTICLE II
           CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT
           ....................................................................................................................5
           SECTION 2.01  Effect on Capital Stock and Company Stock Options.....................................................5
                         -------------------------------------------------
           SECTION 2.02  Exchange of Certificates..............................................................................6
                         ------------------------
           SECTION 2.03  Company Stock Options; Plans..........................................................................8
                         ----------------------------
           SECTION 2.04  Shares of Dissenting Stockholders.....................................................................9
                         ---------------------------------
           SECTION 2.05  Adjustment of Merger Consideration...................................................................10
                         ----------------------------------

     ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................................10
           SECTION 3.01  Organization and Qualification; Subsidiaries.........................................................10
                         --------------------------------------------
           SECTION 3.02  Certificate of Incorporation and By-laws.............................................................11
                         ----------------------------------------
           SECTION 3.03  Capitalization.......................................................................................11
                         --------------
           SECTION 3.04  Authority Relative to this Agreement.................................................................12
                         ------------------------------------
           SECTION 3.05  No Conflict; Required Filings and Consents...........................................................12
                         ------------------------------------------
           SECTION 3.06  SEC Filings; Financial Statements; Undisclosed Liabilities...........................................13
                         ----------------------------------------------------------
           SECTION 3.07  Absence of Certain Changes or Events.................................................................14
                         ------------------------------------
           SECTION 3.08  Absence of Litigation................................................................................16
                         ---------------------
           SECTION 3.09  Stockholder Vote Required............................................................................16
                         -------------------------
           SECTION 3.10  Opinion of Financial Advisor.........................................................................16
                         ----------------------------
           SECTION 3.11  Brokers..............................................................................................16
                         -------
           SECTION 3.12  Company Action; State Takeover Statutes..............................................................16
                         ---------------------------------------
           SECTION 3.13  Information Supplied.................................................................................17
                         --------------------
           SECTION 3.14  Environmental and Safety Matters.....................................................................17
                         --------------------------------
           SECTION 3.15  Real Property........................................................................................18
                         -------------
           SECTION 3.16    Personal Property..................................................................................20
                           -----------------
           SECTION 3.17  Contracts............................................................................................20
                         ---------
           SECTION 3.18  Insurance Policies...................................................................................21
                         ------------------
           SECTION 3.19  Compliance with Laws.................................................................................21
                         --------------------
           SECTION 3.20  Tax Matters..........................................................................................22
                         -----------
           SECTION 3.21  Employment Agreements................................................................................24
                         ---------------------




                                      i
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


           SECTION 3.22  Change of Control Provisions.........................................................................24
                         ----------------------------
           SECTION 3.23  Employees............................................................................................24
                         ---------
           SECTION 3.24  Permits..............................................................................................24
                         -------
           SECTION 3.25  Employee Benefit Plans...............................................................................25
                         ----------------------
           SECTION 3.26  Intellectual Property Rights.........................................................................26
                         ----------------------------
           SECTION 3.27  Year 2000............................................................................................27
                         ---------
           SECTION 3.28  Unions...............................................................................................27
                         ------
           SECTION 3.29  Franchise Matters....................................................................................27
                         -----------------
           SECTION 3.30  Notes and Accounts Receivable........................................................................29
                         -----------------------------
           SECTION 3.31  Affiliated Transactions..............................................................................29
                         -----------------------
           SECTION 3.32  Contributions........................................................................................29
                         -------------

     ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND THE INVESTOR GROUP................................................29
           SECTION 4.01  Organization and Qualification; Subsidiaries.........................................................29
                         --------------------------------------------
           SECTION 4.02  Charter Documents and By-laws........................................................................30
                         -----------------------------
           SECTION 4.03  Authority Relative to this Agreement.................................................................30
                         ------------------------------------
           SECTION 4.04  No Conflict; Required Filings and Consents...........................................................30
                         ------------------------------------------
           SECTION 4.05  Interim Operations of Merger Sub.....................................................................31
                         --------------------------------
           SECTION 4.06  Information Supplied.................................................................................31
                         --------------------
           SECTION 4.07  Brokers..............................................................................................31
                         -------
           SECTION 4.08  Financing............................................................................................31
                         ---------
           SECTION 4.09  Litigation...........................................................................................32
                         ----------
           SECTION 4.10  Capitalization.......................................................................................32
                         --------------

     ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.................................................................32
           SECTION 5.01  No Conflict; Required Filings and Consents...........................................................32
                         ------------------------------------------
           SECTION 5.02  Ownership of Shares..................................................................................33
                         -------------------

     ARTICLE VI
           CONDUCT OF BUSINESS PENDING THE MERGER.............................................................................33
           SECTION 6.01  Conduct of Business by the Company Pending the Merger................................................33
                         -----------------------------------------------------

     ARTICLE VII
           ADDITIONAL AGREEMENTS..............................................................................................36
           SECTION 7.01  Stockholders' Meeting................................................................................36
                         ---------------------
           SECTION 7.02  Preparation of Proxy Statement.......................................................................37
                         ------------------------------
           SECTION 7.03  Appropriate Action; Consents; Filings; Further Assurances............................................38
                         ---------------------------------------------------------
           SECTION 7.04  Access to Information; Confidentiality...............................................................39
                         --------------------------------------
           SECTION 7.05  No Solicitation......................................................................................40
                         ---------------
           SECTION 7.06  Indemnification and Insurance........................................................................42
                         -----------------------------
           SECTION 7.07  Notification of Certain Matters......................................................................43
                         -------------------------------
           SECTION 7.08  Public Announcements.................................................................................44
                         --------------------
           SECTION 7.09  Assistance with Financing............................................................................44
                         -------------------------



                                      ii
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



           SECTION 7.10  Stockholder Approval.................................................................................45
                         --------------------
           SECTION 7.11  Exchange Act and NASDAQ Filings......................................................................45
                         -------------------------------
           SECTION 7.12  Alternative Financing; Disclosure....................................................................45
                         ---------------------------------
           SECTION 7.13  Representations......................................................................................46
                         ---------------
           SECTION 7.14  Support Agreement....................................................................................46
                         -----------------
           SECTION 7.15  Guarantee; Limitation on Liability...................................................................46
                         ----------------------------------
           SECTION 7.16  Purchase of Promissory Note by Stover................................................................47
                         -------------------------------------

     ARTICLE VIII
           CONDITIONS TO THE MERGER
           ...................................................................................................................47
           SECTION 8.01  Conditions to the Obligations of Each Party..........................................................47
                         -------------------------------------------
           SECTION 8.02  Conditions to the Obligations of Merger Sub..........................................................48
                         -------------------------------------------
           SECTION 8.03  Conditions to the Obligation of the Company..........................................................50
                         -------------------------------------------
           SECTION 8.04  Conditions to the Obligations of the Investor Group..................................................50
                         ---------------------------------------------------
           SECTION 8.05  Conditions to the Obligations of the Stockholders....................................................50
                         -------------------------------------------------

     ARTICLE IX
           TERMINATION, AMENDMENT AND WAIVER..................................................................................51
           SECTION 9.01  Termination..........................................................................................51
                         -----------
           SECTION 9.02  Method of Termination; Effect of Termination.........................................................52
                         --------------------------------------------
           SECTION 9.03  Fees and Expenses....................................................................................52
                         -----------------
           SECTION 9.04  Amendment............................................................................................54
                         ---------
           SECTION 9.05  Waiver...............................................................................................54
                         ------

     ARTICLE X
           GENERAL PROVISIONS.................................................................................................55
           SECTION 10.01  Non-Survival of Representations, Warranties and Agreements..........................................55
                          ----------------------------------------------------------
           SECTION 10.02  Notices.............................................................................................55
                          -------
           SECTION 10.03  Certain Definitions.................................................................................56
                          -------------------
           SECTION 10.04  Accounting Terms....................................................................................58
                          ----------------
           SECTION 10.05  Severability........................................................................................59
                          ------------
           SECTION 10.06  Entire Agreement; Assignment........................................................................59
                          ----------------------------
           SECTION 10.07  Parties in Interest.................................................................................59
                          -------------------
           SECTION 10.08  Specific Performance................................................................................59
                          --------------------
           SECTION 10.09  Governing Law.......................................................................................59
                          -------------
           SECTION 10.10  Headings............................................................................................60
                          --------
           SECTION 10.11  Counterparts........................................................................................60
                          ------------
           SECTION 10.12  Construction........................................................................................60
                          ------------



    Exhibit A  Terms of New Preference Stock
    Exhibit B  Stockholders' Schedule
    Exhibit C  Surviving Corporation Preferred Stock Terms
    Exhibit D  Legal Opinion of Counsel to the Company
    Exhibit E  Legal Opinion of Counsel to Merger Sub and the Investor Group

                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

                     This RECAPITALIZATION AGREEMENT AND PLAN OF MERGER dated March 7, 2000 (this "Agreement") is by and among Westaff Acquisition Corp., a Delaware corporation, ("Merger Sub"), Westaff, Inc., a Delaware corporation (the "Company"), for purposes of Articles I, V, VII and VIII only, The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust and The Stover Foundation (collectively, the "Stockholders"), and for purposes of Article IV and Sections 1.01(c), 7.02, 7.03 (a), (b), (c) and (d), 7.04, 7.08, 7.12(b) and
7.15 only, Cornerstone Equity Investors IV, L.P. (together with its affiliate assignees, "Cornerstone") and Centre Capital Investors III, L.P. (together with its affiliate assignees, "Centre", and together with Cornerstone, the "Investor Group");

                                    RECITALS

                     WHEREAS, Merger Sub is a new corporation formed by the Investor Group for the purpose of entering into this Agreement and consummating the transactions contemplated hereby;

                     WHEREAS, the Board of Directors of the Company has deemed it advisable in connection with the transactions contemplated by this Agreement and subject to the terms and conditions hereof that the Company amend its Certificate of Incorporation or adopt a Certificate of Designation (the "Preference Amendment") to provide for the authorization to create and issue up to 682,900.4 shares of Preferred Stock, $0.01 par value (the "New Preference Stock"), of the Company having the terms set forth on Exhibit A;

                     WHEREAS, immediately prior to the Effective Time (as defined below), at the request of the Investor Group, the Stockholders shall convert an aggregate of 500,000 shares of their Common Stock, par value $0.01, of the Company (the "Company Common Stock") into New Preference Stock in the amounts set forth on Exhibit B;

                     WHEREAS, immediately prior to the Effective Time, Cornerstone shall make a $31,645,020 equity contribution into the Company for 316,450.2 shares of New Preference Stock (the "Cornerstone Equity
Contribution") and Centre shall make a $31,645,020 equity contribution into the Company for 316,450.2 shares of New Preference Stock (the "Centre Equity Contribution", and together with the Cornerstone Equity Contribution, the "Equity Contribution");

                     WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable a merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger (the "Surviving Corporation"), and the Board of Directors of the Company has recommended that the holders of shares of Company Common Stock approve the Merger and the other transactions contemplated by this Agreement upon the terms of this Agreement;

                     WHEREAS, the Boards of Directors of Merger Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

                     WHEREAS, the Merger is subject to the approval of holders of 66 2/3% of the outstanding shares of Company Common Stock and satisfaction of certain other conditions described in this Agreement;

                     WHEREAS, the Surviving Corporation shall, contemporaneously with the Merger, obtain the debt financing (the "Debt Financing") described in the Commitment Letters (as defined below) to fund a portion of the Merger Consideration (as defined below);

                     WHEREAS, contemporaneously with the execution of this Agreement, the Stockholders are entering into a Support Agreement pursuant to which, and subject to the terms thereof, they have agreed to vote their shares of Company Common Stock in favor of the Merger and the Transactions; and

                     WHEREAS, it is intended that the transactions contemplated by this Agreement be recorded as a recapitalization of the Company for financial reporting purposes.

                     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                       THE RECAPITALIZATION AND THE MERGER

                     SECTION 1.01 Issuance of Preference Shares.

                     (a) Authorization. Upon the terms and subject to the conditions set forth in this Agreement, prior to the Effective Time, the Company shall have amended its Certificate of Incorporation or adopted a Certificate of Determination to authorize the creation, issuance and sale of 682,900.4 shares of New Preference Stock having the terms set forth on Exhibit A hereto.

                     (b) Conversion of Company Common Stock into Preference Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders agree to convert immediately prior to the Effective Time, an aggregate of 500,000 shares (or any lesser number designated by the Investor Group at its sole discretion) ("Target Roll-Over Shares") of Company Common Stock into 50,000 shares of New Preference Stock (the "Preference Exchange"). Notwithstanding the foregoing, the parties to this Agreement expressly agree that the number of shares to be converted pursuant to the Preference Exchange shall be reduced on a share for share basis to take into effect any Roll-Over Management Shares (as defined in Section 2.01(f)). In the event of any Roll-Over Management Shares the number of Target Roll-Over Shares shall be adjusted accordingly.

                     (c) Equity Contribution. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, Cornerstone shall make the Cornerstone Equity Contribution and Centre shall make the Centre Equity Contribution in exchange for the shares of New Preference Stock referred to in the Recitals to this Agreement. Notwithstanding anything to the contrary contained herein, each of Cornerstone and Centre may assign all or any portion of its right to make its portion of the Equity Contribution pursuant to this Section 1.01(c) to other persons without the consent of any other parties hereto, provided that no member of the Investor Group shall be released from its obligation to make its portion of the Equity Contribution without the written consent of the other parties hereto. Each of Cornerstone's and Centre's obligation to make its portion of the Equity Contribution shall be several and not joint.

                     SECTION 1.02 Debt Financing. Contemporaneously with the Merger, the Surviving Corporation will consummate the Debt Financing.

                     SECTION 1.03 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation of the Merger.

                     SECTION 1.04 Effective Time; Closing. As promptly as practicable, and in no event later than five business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that can only be satisfied on the Closing Date (as defined below)), including, without limitation, the approval of the Merger by an affirmative vote of the Requisite Majority, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022 (or such other place as the parties may agree). The date on which such Closing takes place shall be referred to herein as the "Closing Date".

                     SECTION 1.05 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, immunities, privileges, powers, franchises and licenses of the Company and Merger Sub shall vest in the Surviving Corporation, without further act or deed, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

                     SECTION 1.06 Certificate of Incorporation; By-laws.

                     (a) Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and this Agreement, except that, as of the Effective Time,
          Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Westaff, Inc."

                     (b) Bylaws. From and after the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and the Certificate of Incorporation of the Surviving Corporation.

                     SECTION 1.07 Directors and Officers.

                     (a) Directors. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

                     (b) Officers. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

                     SECTION 1.08 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in Law (hereinafter defined) or any other acts are necessary or desirable to
          (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company or its subsidiaries, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in Law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.

                                   ARTICLE II
           CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT

                     SECTION 2.01 Effect on Capital Stock and Company Stock Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Common Stock or any shares of capital stock of Merger Sub:

                     (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $1,000.

                     (b) Cancellation of Company Owned Stock. All shares of Company Common Stock and New Preference Stock (if any) that are held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be canceled and retired and shall cease to exist without any consideration payable therefor.

                     (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company Common Stock referred to in Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) the right to receive from the Surviving Corporation in cash, $10.00 (the "Merger Consideration") without interest thereon upon surrender of the certificate previously representing such share of Company Common Stock as provided in Section 2.02(c). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which their shares of Company Common Stock have been converted by the Merger as provided in this Section 2.01(c).

                     (d)   Conversion of New Preference Stock. Each share of
          New Preference Stock issued and outstanding immediately prior to the Effective Time (other than shares of New Preference Stock to be canceled pursuant to Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article
          II) and become ten fully paid and nonassessable shares of Common Stock, par value $0.01, of the Surviving Corporation (the "Surviving Corporation Common Stock") and ten fully paid and nonassessable shares of Preferred Stock, par value $0.01, of the Surviving Corporation
          (the "Surviving Corporation Preferred Stock") having the terms set forth on Exhibit C and otherwise being acceptable to the Investor Group, upon the surrender of the certificate previously representing such shares of New Preference Stock. As of the Effective Time, all such shares of New Preference Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of New Preference Stock shall cease to have any rights with respect thereto, except the right to receive the surviving Corporation Common Stock and Surviving Corporation's Preferred Stock into which their shares of New Preference Stock have been converted by the Merger as provided in this Section 2.01(d).

                     (e) Conversion of Company Stock Options. Each Company Stock Option (as defined in Section 2.03(a) hereof), issued and outstanding immediately prior to the Effective Time shall be converted into (as provided in and subject to the limitations set forth in this Article II) the right to receive from the Surviving Corporation the Option Consideration (as defined in Section 2.03(a) hereof) without interest thereon. As of the Effective Time, all such Company Stock Options shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Company Stock Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration into which their Company Stock Options have been converted by the Merger as provided in this Section 2.01(e) and
          Section 2.03(a).

                     (f) Further Amendment. Notwithstanding any provision to the contrary, to the extent requested by Merger Sub, the parties agree to amend this Agreement prior to Closing to permit shares of Company Common Stock and/or Company Stock Options (as defined below) owned by certain employees of the Company as mutually agreed by the Company and Merger Sub to be converted into shares of New Preference Stock with corresponding adjustments to be made to Section 1.01(b) and this Section 2.01 and the related definitions (any such shares of Company Common Stock which are converted are referred to as "Roll-Over Management Shares").

                     SECTION 2.02 Exchange of Certificates.

                     (a) Paying Agent. Prior to the Effective Time, Merger Sub shall, with the approval of the Company, designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent").


                     (b)   At the Closing, Merger Sub shall deliver:

                           (i) to each person (who has been identified on a list to be provided to Merger Sub by the Company not later than five business days before the Closing) who has surrendered to the Company prior to the Closing one or more certificates which immediately prior to the Effective Time represented shares of Company Common Stock (such certificates, the "Certificates") by wire transfer of immediately available funds, the amount of cash into which the shares of Company Common Stock represented by the Certificates so surrendered have been converted pursuant to the provisions of this Article II;

                           (ii) to the Stockholders who shall have surrendered to the Merger Sub at the Closing the certificates which, immediately prior to the Effective Time, represented shares of outstanding New Preference Stock, the securities of the Surviving Corporation into which the shares of New Preference Stock represented by such certificates have been converted pursuant to the provisions of this Article II; and

                           (iii) to the Paying Agent, for the benefit of the
                     holders of Company Common Stock not so listed as provided in clause (i) above, funds in the aggregate amount into which such shares of Company Common Stock shall have been converted pursuant to the provisions of this Article II.

                     (c) Exchange Procedure. Promptly after the Effective Time, the Surviving Corporation shall mail to each holder of record (other than the members of the Investor Group) of Certificates not surrendered pursuant to Section 2.02(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the address specified therein) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive promptly in exchange therefor from the Paying Agent the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the shares of Company Common
          Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
          Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Certificate, the cash payable in respect of the shares represented by such Certificate as determined in accordance with this
          Article II, except that when authorizing such payment, the Board of Directors of the Surviving Corporation, may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to such Certificate.

                     (d) Withholding. Merger Sub, Surviving Corporation and Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable or issuable pursuant to this Agreement to any holder of Company Common Stock such amount as is required to be deducted and withheld with respect to such payment or issuance under any provision of federal, state, local or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall promptly be paid to the appropriate governmental authority and shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

                     (e) Closing of Stock Transfer Books. All cash paid upon the surrender of Certificates in accordance with the terms of this
          Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                     (f) No Liability. At any time following the expiration of twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar Law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon; provided, however, with respect to any Certificates which shall not have been surrendered prior to five years after the Closing Date, the unclaimed cash payable in exchange for such Certificates shall, to the extent permitted by applicable abandoned property, escheat or similar Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. Notwithstanding the foregoing, none of Merger Sub, the Stockholders, the Company, the Paying Agent or any member of the Investor Group shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                     SECTION 2.03  Company Stock Options; Plans.

                     (a)   Option Consideration. Except as set forth in this
          Section 2.03 and except to the extent that Merger Sub and the holder of any option otherwise agree in writing prior to or contemporaneously with the Effective Time, the Surviving Corporation shall promptly after the Effective Time pay in cash to each holder of an outstanding option to purchase Company Common Stock (a "Company Stock Option") granted pursuant to the Company's 1996 Stock Option/Stock Issuance Plan or the Company's Executive and Key Employee Nonstatutory Incentive Stock Option Plan (collectively, the "Company Stock Option Plans"), in settlement of each such Company Stock Option, whether or not exercisable or vested, an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Company Stock Option, and (y) the number of shares of Company Common Stock subject to the Company Stock Option immediately prior to its settlement (the "Option Consideration") (such payment to be net of applicable withholding taxes). Upon delivery of the related Option Consideration, the Company Stock Option shall be canceled. The surrender of a Company Stock Option to the

          Company in exchange for the Option Consideration shall be deemed, upon receipt of such consideration, to be a release of all rights the holder had or may have had in respect of that Company Stock Option.

                     (b) Consents of Option Holders. Prior to the Effective Time, the Company shall use reasonable efforts to obtain any consents from holders of the Company Stock Options and make any amendments to the terms of the Company Stock Option Plans or arrangements that are necessary to give effect to the transactions contemplated by Section 2.01(e) and this Section 2.03.

                     (c) Termination of Option Plans. Except as may otherwise be agreed in writing by Merger Sub and the Company, the Company Stock Option Plans shall terminate as of the Effective Time, and no holder of Company Stock Options or any participant in the Company Stock Option Plans shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                     (d) Termination of Other Plans and Programs. Except as may otherwise be agreed in writing by Merger Sub and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                     SECTION 2.04 Shares of Dissenting Stockholders.

                     (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised his or her appraisal rights (the "Dissenting Shares") under the DGCL, shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If, after the Effective Time, any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest or dividends thereon, the consideration provided for in this Article II.

                     (b) The Company shall give Merger Sub and the Investor Group (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without prior written consent of Merger Sub and the Investor Group, make any payments with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

                     (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to the DGCL, shall be canceled.

                     SECTION 2.05 Adjustment of Merger Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares of a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted. The Merger Consideration and the Option Consideration, each payable pursuant to Article II, have been calculated based upon the representations and warranties made by the Company in Section 3.03. In the event that, at the Effective Time, the actual number of shares of Company Common Stock outstanding and/or the actual number of shares of Common Stock issuable upon the exercise of outstanding options, warrants or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into shares of Company Common Stock, or a recapitalization) is more than as described in
Section 3.03, the Merger Consideration and the Option Consideration shall be appropriately adjusted downward.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by the Company to Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Merger Sub that:

                     SECTION 3.01 Organization and Qualification; Subsidiaries.

                     (a) Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted, except where the failure to be organized, existing or in good standing or to have such organizational power and authority or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means, when used in connection with the Company, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement.

                     (b) Except as set forth in Section 3.01 of the Company Disclosure Statement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. All outstanding equity interests of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional equity interests in such subsidiary or any securities or obligations convertible or exchangeable for such equity interests or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement, in each case except as provided by applicable Law.

                     SECTION 3.02 Certificate of Incorporation and By-laws. The Company has heretofore furnished to Merger Sub complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to the date hereof. Such Certificate of Incorporation and By-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.


                     SECTION 3.03  Capitalization.  The authorized capital
stock of the Company consists of (i) 25,000,000 shares of Company Common Stock,
(ii) 1,000,000 shares of Preferred Stock, and (iii) no shares of New Preference Stock as of the date hereof. As of the end of business on the business day immediately preceding the date hereof, there are 15,947,776 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding and no shares of New Preference Stock outstanding. Section 3.03 of the Company Disclosure Statement sets forth the number of shares of Company Common Stock to be received upon exercise or conversion and the exercise or conversion price of each outstanding Company Stock Option. Except for the Company Stock Options granted under the Company Stock Option Plans or as contemplated by this Agreement, purchase rights granted under the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan (collectively, the "Company Employee Stock Purchase Plans"), and as otherwise described in the Company Disclosure Statement, there are no existing options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell, or caused to be issued, transferred or sold, contingently or otherwise, any shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for purchase or any such shares. Except as identified and described in Section 3.03 of the Company Disclosure Statement, there are no outstanding stock appreciation rights or similar phantom equity securities with respect to the capital stock of the Company. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto. All shares of New Preference Stock to be issued to (i) the Stockholders pursuant to the

Preference Exchange and (ii) the members of the Investor Group in connection with the Equity Contribution, shall, when issued in accordance with the terms of this Agreement and other applicable agreements, be duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

                     SECTION 3.04  Authority Relative to this Agreement.   The
Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger and the Preference Amendment, the adoption of this Agreement (and, if required, the Preference Amendment, the Preference Exchange and the Equity Contribution) by the Requisite Majority and the filing and recordation of appropriate merger documents and the Preference Amendment as required by the
DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                     SECTION 3.05  No Conflict; Required Filings and Consents.

                     (a) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries,
          (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company, its subsidiaries or by which any of its properties or assets is bound or affected, except for such conflicts or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or its subsidiaries is a party or by which the Company, its subsidiaries or any of its properties or assets is bound or affected, except as disclosed in Section 3.05(a) of the Company Disclosure Statement and except for any such violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect and will not prevent or materially delay the consummation of the Transactions.

                     (b) Except as disclosed in Section 3.05(b) of the Company Disclosure Statement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules of the National Association of Securities Dealers ("NASD"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger and amendment documents as required by the DGCL, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have a Company Material Adverse Effect.

                     SECTION 3.06 SEC Filings; Financial Statements; Undisclosed Liabilities.

                     (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since November 16, 1994 and has made available to the Merger Sub all registration statements filed by the Company with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since November 16, 1994 and prior to the date of this Agreement (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (and giving effect to any amendments thereof) (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company will deliver to the Merger Sub promptly after they become publicly available true and complete copies of any Company SEC Reports filed subsequent to the date hereof and prior to the Effective Time.

                     (b) Each of the financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP, subject, in the case of unaudited statements (the "Interim Financial Statements"), to the absence of footnotes and to normal and recurring year-end adjustments none of which would, individually or in the aggregate, have a Company Material Adverse Effect.

                     (c) Except as disclosed in Section 3.06(c) to the Company Disclosure Statement, since October 31, 1999 to the date hereof, except as disclosed in the Company SEC Reports, there has not been any event, condition or development which individually or in the aggregate would constitute a Company Material Adverse Effect.

                     (d) Neither the Company nor its subsidiaries have any material liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes) other than such liabilities or obligations (i) disclosed in Section 3.06(d) of the Company Disclosure Statement, (ii) disclosed or reserved against in the most recent consolidated balance sheet of the Company filed with the SEC, (iii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, or (iv) under Contracts listed in Section 3.17 of the Company Disclosure Statement (none of which is a liability for breach of contract) that are not required by GAAP to have been included in the most recent consolidated balance sheet of the Company filed with the SEC.

                     SECTION 3.07 Absence of Certain Changes or Events. Except as specifically disclosed in Section 3.07 of the Company Disclosure Statement or the Company SEC Reports or as contemplated by this Agreement, since October 31, 1999 to the date hereof, neither the Company nor its subsidiaries have, directly or indirectly:

                     (a) redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of capital stock of the Company, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than between the Company and a wholly-owned subsidiary thereof);

                     (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its subsidiaries, other than pursuant to and in accordance with
          (i) the Company Stock Option Plans, (ii) the Company Employee Stock Purchase Plans, or (iii) the terms of the agreements listed in
          Section 3.03 of the Company Disclosure Statement;

                     (c) except in the ordinary course of business and consistent with past practice (i) created or incurred any indebtedness for borrowed money, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation, or
          (iii) mortgaged, pledged or subjected to any lien or encumbrance, any asset having a book or market value in excess of $100,000;

                     (d) instituted any material change in its accounting methods, principles or practices;

                     (e) revalued any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables except for amounts previously reserved as reflected in the October 31, 1999 balance sheet;

                     (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate, have a Company Material Adverse Effect;

                     (g) granted any material increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes reflecting or based upon changed responsibilities or duties and increases or changes made in the ordinary course of business consistent with past practice;

                     (h) adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than such adoptions, modifications and terminations which do not materially increase the aggregate cost of such plan or contract;

                     (i) except for provision of services or sales in the ordinary course of business and consistent with past practice (i) sold, leased, licensed, assigned, transferred or otherwise disposed of any of its assets or property having a book or market value, in excess of $100,000 or (ii) entered into, or consented to the entering into of, any agreement granting a preferential right to sell, lease, license, assign, transfer or otherwise dispose of any of such assets;

                     (j) entered into any new line of business, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $100,000 in the aggregate;

                     (k) acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other person;

                     (l) made any cancellation or waiver of (i) any right having a value in excess of $100,000, or (ii) any material debts or claims against any affiliate of the Company;

                     (m) made any disposition of, or failed to maintain or keep in effect any patent, trademark, service mark, trade name, copyright or trade secret of the Company or its subsidiaries or any registration or application for registration thereof or right or interest therein that is material to the operations of the Company;

                     (n) to the Company's Knowledge, entered into any agreement, arrangement or transaction with any affiliate of the Company;

                     (o) agreed to do any of the things described in the preceding clauses (a) through (n) other than as expressly contemplated or provided for in this Agreement; or

                     (p) entered into any agreement, arrangement or transaction to purchase any real property.

                     SECTION 3.08 Absence of Litigation. Except as disclosed in Section 3.08 of the Company Disclosure Statement, there is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company, its subsidiaries, or any of its properties or assets, before any court, arbitrator or Governmental Authority, which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims (or claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation), would have a Company Material Adverse Effect. As of the date hereof, neither the Company nor its subsidiaries nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                     SECTION 3.09 Stockholder Vote Required. The affirmative vote of the holders of a 66 2/3% of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, this Agreement, the Preference Amendment and the transactions contemplated hereby under the DGCL and the Company's Certificate of Incorporation.

                     SECTION 3.10 Opinion of Financial Advisor. The special committee of the Company's Board of Directors has received the opinion, dated as of the date of this Agreement, of CIBC World Markets Corp. (the "Financial Advisor to the Special Committee"), to the effect that the Merger Consideration is fair to the holders of Company Common Stock (other than the Stockholders) from a financial point of view.

                     SECTION 3.11  Brokers.  Except as disclosed in Section
3.11 of the Company Disclosure Statement, no broker, finder or investment banker (other than the Financial Advisor to the Special Committee) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or which are to be paid by the Company. The Company has heretofore furnished to Merger Sub a complete and correct copy of all agreements between the Company and the Financial Advisor to the Special Committee or any other firms pursuant to which the Financial Advisor to the Special Committee or any such firms would be entitled to any payment relating to the Merger, and there have been no amendments to such agreements.

                     SECTION 3.12  Company Action; State Takeover Statutes.
The Company's Board of Directors has by requisite vote of directors (i) approved and adopted this Agreement and the Transactions, and such approval is sufficient to render inapplicable to this Agreement and the Transactions any approval required under Section 203 of the DGCL to the extent, if any, such approval is required in connection with this Agreement or the Transactions and
(ii) agreed to recommend that the stockholders of the Company approve and adopt this Agreement and the Transactions.

                     SECTION 3.13 Information Supplied. The Proxy Statement (as defined below) and any other document to be filed by the Company with the SEC or any Governmental Authority in connection with the Transactions (the "Other Filings") will not, in the case of the Proxy Statement, at the time of mailing thereof to the Company's stockholders, or, in the case of all other such documents, at the respective times filed with the SEC or other Governmental Authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, that the Company makes no representation with respect to any information provided by Merger Sub, any Stockholder or any member of the Investor Group. The Proxy Statement (except for those portions relating to Merger Sub or the Investor Group) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                     SECTION 3.14 Environmental and Safety Matters. Except as set forth in Section 3.14 of the Company Disclosure Statement:

                     (a) With respect to the business, the Company and its subsidiaries have materially complied and are in material compliance with all Environmental and Safety Requirements.

                     (b) Without limiting the generality of the foregoing, the Company and its subsidiaries have obtained and complied with, and are in compliance with, all material permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of the Real Property and the operation of the business and all such permits, licenses and authorizations may be relied upon for the lawful operation of the business and the Real Property on and after the Closing without transfer, reissuance or other governmental action; a list of all such material permits, licenses and other authorizations is set forth on
          Section 3.14 of the Company Disclosure Statement.

                     (c) The Company and its subsidiaries have not received any written notice regarding any actual or alleged material violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the business or the Real Property and arising under Environmental and Safety Requirements.

                     (d) With respect to the business, the Company and its subsidiaries have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements.

                     (e) With respect to the business, the Company and its subsidiaries have not, either expressly or by operation of Law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

                     SECTION 3.15 Real Property.

                     (a)   Owned Real Property.

                           (i) Section 3.15 of the Company Disclosure Statement sets forth the address and description of all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary used or intended to be used in, or otherwise related to the Business ("Owned Real Property"). With respect to each Owned Real Property: (A) the Company has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Encumbrances, (B) except as set forth in Section 3.15 of the Company Disclosure Statement, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (C) other than the right of Merger Sub pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, (D) the Company is not a party to any agreement or option to purchase or sell any real property or interest therein relating to the Business, and (E) all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Owned Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of the Business. To the Company's Knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business.

                           (ii) The term "Permitted Encumbrances" shall mean with respect to each Owned Real Property and leasehold improvement (as the case may be): (A) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date;
          (B) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business for amounts which are not delinquent and which would not, individually or in the aggregate, have a material adverse effect on the Business; (C) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the Business thereon; (D) liens for any financing secured by such Real Property which is an Assumed Liability under this Agreement; and (E) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially impair the use or occupancy of such Real Property or the operation of the Business.

                     (b)       Leased Real Property.

                               (i) Section 3.15 of the Company Disclosure
          Statement identifies all leases and lists by street address all real estate leased, subleased or otherwise occupied or used pursuant to an agreement (the "Leases") by the Company or its subsidiaries requiring payment by the Company or its subsidiaries of $100,000 or more in annual rent (the "Leased Real Property", and together with the Owned Real Property, the "Real Property"). The Leased Property is leased to the Company or its subsidiaries pursuant to written leases, copies of which have been delivered to Merger Sub. With respect to each Lease: (A) the Company or its subsidiaries, as applicable, have a good and valid leasehold interest in and to applicable Leased Premises, and, to the Company's Knowledge, such leasehold interest is subject to no Liens other than those disclosed on Section 3.15 of the Company Disclosure Statement and those which would not have a material adverse effect on the Company's leasehold interest; (B) each Lease is legal, valid, binding and in full force and effect and is enforceable in accordance with its terms and neither the Company nor its subsidiaries have assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such Lease; (C) there exists no default by the Company or condition which, with the giving of notice, the passage of time or both, would constitute a default by the Company under any Lease; (D) except as set forth in Section 3.15 of the Company Disclosure Statement, the other party to such Lease is not an affiliate of, or otherwise has any economic interest in, the Company or any subsidiary; (E) except as set forth in Section 3.15 of the Company Disclosure Statement, the Company or subsidiary has not subleased, licensed or otherwise granted any person the right to use or occupy such Leased Premises or any portion thereof; (F) except as set forth in Section 3.15 of the Company Disclosure Statement, the Company or subsidiary has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (G) except as disclosed on Section 3.15 of the Company Disclosure Statement, no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.


                               (ii) Except as disclosed in Section 3.15 of the Company Disclosure Statement, the Leased Property constitutes all of the real property leased, occupied or otherwise utilized in connection with the business of the Company or its subsidiaries as currently conducted. The Leased Property is sufficient and appropriate for the conduct of business by the Company and its subsidiaries. To the Company's Knowledge, (A) all permits, licenses and other approvals necessary to the current occupancy and use of the Leased Property have been obtained, are in full force and effect and have not been violated by the Company in any material respect and (B) there exists no violation by the Company of any material covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Property that would individually or in the aggregate have a Company Material Adverse Effect. To the Company's Knowledge, all facilities located on the Leased Property are supplied with adequate utilities and other services necessary for the conduct of the Company's business as currently conducted. There is no pending or, to the Company's Knowledge, threatened condemnation proceeding, or material lawsuit or administrative action affecting any portion of the Leased Property to which the Company or its subsidiaries is a named party.

                     SECTION 3.16 Personal Property.

                     (a) Each of the Company and its subsidiaries has good title to all personalty of any kind or nature which the Company or its subsidiaries purport to own, free and clear of all Liens, except for (i) Liens disclosed on Section 3.16 of the Company Disclosure Statement, (ii) Liens for non-delinquent taxes and non-delinquent statutory liens arising other than by reason of default, (iii) statutory Liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iv) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, (v) purchase money Liens, and (vi) Liens which do not materially detract from the value or use of said personalty. The Company and its subsidiaries, as lessees, have the right under valid and subsisting leases to use and possess all personalty leased by and material to the Company or its subsidiaries as now used or possessed by the Company or its subsidiaries, as applicable.

                     (b) All machinery, equipment and other tangible assets currently being used by the Company or its subsidiaries which are owned or leased by the Company or its subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a Company Material Adverse Effect.

                     SECTION 3.17 Contracts. Section 3.17 of the Company Disclosure Statement is a complete list of all written agreements of the Company or its subsidiaries (other than contracts or leases for the sale in the ordinary course of business of the Company's services or products) that are currently in effect and that are (i) license agreements or franchise agreements with any person that provides services in the name of or on behalf of the Company; (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company or its subsidiaries which provide for the receipt or expenditure by the Company or its subsidiaries after the date of this Agreement, of more than $100,000; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $100,000 for one project or set of related projects; (iv) guarantees of third party obligations; (v) agreements (including non-competition agreements) which restrict the kinds of businesses in which the Company or its subsidiaries may engage or the geographical area in which any of them may conduct their business (other than provisions in agreements with franchisees or licensees listed in Section 3.29 of the Company Disclosure Statement); (vi) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company, the granting of Liens by the Company or lines of credit by the Company, in each case, involving an amount in excess of $100,000; (vii) collective bargaining agreements, if any; (viii) material licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any patent and trademark rights; (ix) brokerage or finder's agreements; (x) joint venture agreements, partnership agreements or similar agreements; (xi) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years, in each case, involving an amount in excess of $100,000; (xii) employment, consulting or management agreements; or (xiii) agreements or other arrangements with any director or executive officer of the Company or its affiliates (other than customary at will employment arrangements) (all items required to be disclosed in Section 3.17 of the Company Disclosure Statement being hereinafter referred to as "Contracts"). True and correct copies of all the Contracts have been made available to Merger Sub. Except as disclosed in
Section 3.17 of the Company Disclosure Statement, (i) all Contracts are valid and subsisting and in full force and effect in all material respects, and each of the Company and its subsidiaries has duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, and (ii) there has not occurred thereunder any breach or default by the Company, its subsidiaries, or, to the Company's Knowledge, by any other party thereto that continues to exist, or any event which with the passage of time or the giving of notice, or both, would result in a breach or default or event of non-compliance thereunder by the Company, its subsidiaries, or, to the Company's Knowledge, by any other party thereto.

                     SECTION 3.18 Insurance Policies. Section 3.18 of the Company Disclosure Statement contains a list of all material insurance policies of the Company and its subsidiaries, and each such policy is in full force and effect. No written notice of cancellation or termination has been received by the Company or its subsidiaries with respect to any such policy. Except as disclosed in Section 3.18 of the Company Disclosure Statement, to the Company's Knowledge, there are no pending claims against such insurance by the Company or its subsidiaries as to which the insurers have denied coverage or otherwise reserved rights.

                     SECTION 3.19 Compliance with Laws.

                     (a) Except as disclosed in Section 3.19 of the Company Disclosure Statement, neither the Company nor its subsidiaries are in violation of or have violated or failed to comply with any Law or judgment applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect.

                     (b) (i) The Company has not received any written notices, regarding any disputes related to any of the Company or any of its subsidiaries' cost reports, from any Governmental Authorities responsible for administering the Medicare program for the Company's three (3) most recent fiscal years; and (ii) to the Company's Knowledge, there is no actual or threatened proceeding or investigation to which the Company is a party related to the United States Federal Medicare or Medicaid programs, other than routine audits by the Health Care Financing Administration of the U.S. Department of Health and Human Services ("HCFA").

                     (c) To the Company's Knowledge, none of the Company or any of its subsidiaries have knowingly filed a false claim, or filed a claim without a reasonable basis therefor, with HCFA, its fiscal intermediaries or any state agency, or any other third party payor, or knowingly violated the so-called "Medicare fraud and abuse" laws contained in the Social Security Act or any similar Laws addressing fraud and abuse in government funded health care programs.

                     (d) To the Company's Knowledge, all cost reports and other filings filed by the Company or any of its subsidiaries are complete and in compliance in all material respects with applicable Laws.

                     SECTION 3.20 Tax Matters.

                     (a) Except as disclosed in Section 3.20(a) of the Company Disclosure Statement: the Company and each subsidiary of the Company have filed all federal and state income Tax Returns and all other material Tax Returns that were required to be filed prior to the date hereof by any of them; all such Tax Returns were correct and complete in all material respects; all Taxes owed by any of the Company and each subsidiary of the Company (whether or not shown on any Tax Return) have been paid or accrued for and reflected on the most recent consolidated balance sheet of the Company filed with the SEC; none of the Company or any subsidiary of the Company currently is the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where any of the Company or any subsidiary of the Company does not file Tax Returns that the entity so not filing is or may be subject to taxation by that jurisdiction; and to the Company's Knowledge, there are no Liens on any of the assets of any of the Company or any subsidiary of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                     (b) Except as disclosed in Section 3.20(b) of the Company Disclosure Statement, the Company and each subsidiary of the Company have withheld and paid all Taxes required to have been withheld and paid by applicable Law.

                     (c) Except as disclosed in Section 3.20(c) of the Company Disclosure Statement, to the Company's Knowledge, there is no dispute or claim concerning any Tax liability of any of the Company or any subsidiary of the Company. Section 3.20 of the Company Disclosure Statement lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and any subsidiary of the Company for taxable periods ended on or after October 31, 1995 that have been audited or currently are the subject of audit. The Company has delivered to the Merger Sub correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or any subsidiary of the Company since October 31, 1995.

                     (d) Except as disclosed in Section 3.20(d) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                     (c) Except as disclosed in Section 3.20(e) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or Code Section 162(m). Neither the Company nor any subsidiary of the Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company and each of its subsidiaries has disclosed on its federal, state, local and foreign Tax Returns all positions taken therein that could give rise to a substantial understatement of, federal, state, local and foreign Tax within the meaning of Code Section 6662 or similar provisions under any state, local or foreign Law. Neither the Company nor any subsidiary of the Company is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is the Company.

                     (f) Except as disclosed in Section 3.20(f) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company has any liability for the Taxes of any person other than the Company and the subsidiaries of the Company (i) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                     (g) Neither the Company nor any subsidiary of the Company will be required to make any material adjustment to taxable income under Code Section 481 (or any similar provision of state, local, or foreign Law) for any period ending on or after the Closing Date by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries on or prior to the Closing Date and neither the Internal Revenue Service nor any other governmental authority has initiated or proposed any such change in accounting method.

                     (h) Except as disclosed on Section 3.20(h) of the Company Disclosure Statement, no subsidiary of the Company is a "controlled foreign corporation" within the meaning of Code Section 957.

                     (i) Except as disclosed in Section 3.20(i) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company owns an interest in an entity either treated as a partnership or whose separate existence is ignored for federal income tax purposes.

                     (j) The Company shall not be required (i) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax
          Law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (iii) as a result of any prepaid amount received on or prior to the Closing Date (other than amounts prepaid in the ordinary course of business consistent with past custom and practice), to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

                     SECTION 3.21  Employment Agreements.  Except as
disclosed on Section 3.21 of the Company Disclosure Statement, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any directors, officers, or other employees of the Company or any of its subsidiaries providing for (i) a term more than 90 days past the date hereof, (ii) payments in excess of $100,000 per year, (iii) any severance payments, or (iv) any bonus or special payment obligation of the Company or any of its subsidiaries payable in connection with the sale, acquisition, or change of control of the Company or any of its subsidiaries.

                     SECTION 3.22 Change of Control Provisions. Except as disclosed on Section 3.22 of the Company Disclosure Statement, none of the arrangements, agreements or understandings set forth in Article III hereof and none of the Company's employee benefit plans, programs or arrangements contain any provision that would become operative as the result of a change of control of the Company or that will become operative as a result of the Transactions.

                     SECTION 3.23  Employees.  Except as disclosed in Section
3.23 of the Company Disclosure Statement, to the Company's Knowledge, as of the date of this Agreement, no key employee, or group of key employees, of the Company or its subsidiaries has any plans to terminate employment with the Company. Except as disclosed in Section 3.23 of the Company Disclosure Statement, each of the Company and its subsidiaries has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and does not have any other material labor relations problems.

                     SECTION 3.24 Permits. Each of the Company and its subsidiaries has all Permits, except for those Permits the failure to have would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.24 of the Company Disclosure Statement contains a complete list of the material Permits, exclusive of any Permits with respect to state or local sales, use or other Taxes or business or occupational licenses. To the Company's Knowledge, all of such material Permits are in full force and effect except where the failure to be so in effect would not have a Company Material Adverse Effect. No outstanding notice of cancellation or termination has been delivered to the Company or its subsidiaries in connection with any such material Permit nor, to the Company's Knowledge, has any such cancellation or termination been threatened. To the Company's Knowledge, no application, action or proceeding for the modification of any such material Permits is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any material Permits. Each of the Company and its subsidiaries has filed when due all documents required to be filed with any Governmental Authority in connection with such material Permits and, at the time of the filing thereof, all such filings were accurate and complete in all material respects.

                     SECTION 3.25  Employee Benefit Plans.

                     (a) Section 3.25 of the Company Disclosure Statement contains a list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other plan, program, policy, practice, arrangement or contract (whether group or individual) providing for payments, deferred compensation or benefits or reimbursements to employees or former employees (or their beneficiaries or dependents) of the Company or with respect to which the Company has any material liability or potential liability. For purposes of Section 3.25 of the Company Disclosure Statement, "Company" shall be deemed to include any entity required to be aggregated with the "Company" under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time. Each item listed in Section 3.25 of the Company Disclosure Statement is a "Benefit Plan."

                     (b) Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the Internal Revenue Service (the "IRS") that such Benefit Plan is qualified under Section 401(a) of the Code, and nothing has occurred since the date of such determination that could adversely affect the qualification of such Benefit Plan. Each such Benefit Plan has been maintained in compliance with the requirements of Sections 401(a)(4) and 410(b) of the Code.

                     (c) The Company does not have any liability or potential liability (including, but not limited to, withdrawal liability) with respect to (i) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is subject to Section 302 of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, or
          (ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

                     (d) Except as disclosed on Section 3.25 of the Company Disclosure Statement, none of the Benefit Plans obligates the Company to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

                     (e) Each Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws and regulations, including, but not limited to, ERISA and the Code.

                     (f) The Company has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"); and the Company has no obligation under any Benefit Plan or otherwise to provide health or life insurance benefits to former employees of the Company or any other person, except as disclosed in Section 3.25 of the Company Disclosure Statement or as specifically required by COBRA or applicable state Law.

                     (g) With respect to each Benefit Plan, the Company has made available to Merger Sub true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments), (iii) the most recent financial statement,
          (iv) the most recent summary plan description provided to participants, and (v) the most recent determination letter received from the IRS.

                     (h) With respect to each Benefit Plan, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Company's October 31, 1999 balance sheet. None of the Benefit Plans has any material unfunded liabilities.

                     (i) Except as set forth on Section 3.25 of the Company Disclosure Statement, the Company does not maintain, contribute to or sponsor any employee benefit plan, agreement or arrangement applicable to employees outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance in all material respects with all Laws applicable thereto and the respective requirements of such Foreign Plan's governing documents, and no Foreign Plan has any unfunded liabilities.

                     SECTION 3.26  Intellectual Property Rights.

                     (a) Section 3.26 of the Company Disclosure Statement sets forth a complete and correct list of all: (i) patented or registered Intellectual Property Rights and pending patent applications and other applications for registrations of Intellectual Property Rights owned or filed by or on behalf of the Company or its subsidiaries; (ii) all registered trade names and unregistered trade names, trademarks and service marks owned or used by the Company or its subsidiaries and material to the conduct of its business; (iii) all computer software owned and/or used by the Company or its subsidiaries (other than mass-marketed software with a license fee of less than $1,000); and (iv) all material licenses or similar agreements or arrangements for Intellectual Property Rights to which the Company or its subsidiaries is a party (either as a licensor or licensee).


                     (b) Except as disclosed in Section 3.26 of the Company Disclosure Statement: (i) each of the Company and its subsidiaries owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property Rights necessary or desirable for the operation of the business of the Company and its subsidiaries as currently conducted free and clear of all encumbrances, licenses or other restrictions;
          (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights owned or used by the Company or its subsidiaries has been made and is currently outstanding or, to the Company's Knowledge is threatened, and to the Company's Knowledge, there are no grounds for the same; (iii) the loss or expiration of any Intellectual Property Right owned or used by the Company or its subsidiaries would not have a Company Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable; (iv) neither the Company nor its subsidiaries have received any notices of, and, to the Company's Knowledge, there is no infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Rights owned or used by the Company or its subsidiaries (including, without limitation, any demand or request that the Company or its subsidiaries license any rights from a third party); (v) neither the Company nor its subsidiaries, to the Company's Knowledge, have infringed, misappropriated or otherwise violated any Intellectual Property Rights or other rights of any third parties and, to the Company's Knowledge, there is no infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Company and its subsidiaries as currently conducted; and (vi) each of the Company and its subsidiaries has taken commercially reasonable steps to protect, maintain and safeguard the material Intellectual Property Rights owned or used by the Company or its subsidiaries.

                     SECTION 3.27  Year 2000.  To the Company's Knowledge,
the hardware, software and embedded microcontrollers in noncomputer equipment (the "Computer Systems") owned, or used in the conduct of the business and operation of the Company and its subsidiaries are Year 2000 Compliant. The Company and its subsidiaries have taken reasonable steps to investigate whether the Computer Systems of their material suppliers and customers are Year 2000 Compliant and such investigation has not revealed any Year 2000 related dysfunction or interruption. For purposes of this Agreement, "Year 2000 Compliant" means that all of the Computer Systems correctly recognize, manipulate and process (including calculating, comparing and sequencing) date information relating to dates on or after January 1, 2000 (including leap year calculations) and shall continue to do so, and that the operation and functionality of such Computer Systems were not, and will not be, adversely affected by the advent of the Year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000. Neither the Company nor any of its Subsidiaries have received any document which would indicate the likelihood of a third party claim related to any of the foregoing.

                     SECTION 3.28  Unions.  Except as set forth on Section
3.28 of the Company Disclosure Statement, since January 1, 1995, no executive of the Company or any of its subsidiaries and no group of employees of the Company or any of its subsidiaries, has terminated, or to the Company's Knowledge, plans to terminate, employment with the Company or any of its subsidiaries. There are no collective bargaining or other labor union agreements applicable to any employees or by which the Company or any of its subsidiaries is bound. Except as set forth on Section 3.28 of the Company Disclosure Statement, as of the date hereof, no work stoppage, material grievance, material claim of unfair labor practice, or dispute against the Company or any of its subsidiaries has occurred within the past five (5) years, is pending or, to the Company's Knowledge, threatened, and to the Company's Knowledge there is no basis for any of the foregoing. To the Company's Knowledge, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of Company or any of its subsidiaries. Section 3.28 of the Company Disclosure Statement sets forth the current rate of base compensation, title, and years of service of each of the executive officers of the Company listed thereon.

                     SECTION 3.29 Franchise Matters.

                     (a) The Company has previously delivered, or made available, to the Investor Group true and correct copies of the Uniform Franchise Offering Circular ("Circular") of the Company or any of its subsidiaries in use in the offer and sale by the Company or any of its subsidiaries of franchise and area development rights pursuant to any Franchise Agreements (as defined below), which are required to be delivered by the Company or any of its subsidiaries to prospective franchisees in the United States pursuant to the Rules and Regulations of the Federal Trade Commission (the "Rules") or state
          Law including, without limitation, franchise investment Laws, franchise registration and disclosure Laws, business opportunity Laws, and seller assisted marketing plan Laws (the "Franchise Laws"). The Circular complies in all material respects with the requirements of the Rules and applicable Franchise Laws and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                     (b) The Company has previously made available to the Investor Group true and correct copies of all 1999 renewal applications containing the Circular required to be filed with the appropriate state authorities in those states where (i) such filings are required for the sale by the Company or any of its subsidiaries of franchises or franchise area development rights or (ii) franchise area development rights or franchise rights have been offered for sale by the Company or any of its subsidiaries at any time after January 1, 1995. Except as set forth on Section 3.29 of the Company Disclosure Statement, each current renewal application has been declared effective in all jurisdictions where the Company or any of its subsidiaries is required to file such applications, and there are no stop orders or other proceedings in effect or, to the Company's Knowledge, threatened, which would prohibit or impede the ability of the Company or any of its subsidiaries to sell franchise area development rights or franchises in such jurisdictions.

                     (c) The Company and its subsidiaries have sold or solicited the sale of franchises and franchise area development rights only in compliance with all applicable Laws governing such activity. Except as set forth on Section 3.29(c) of the Company Disclosure Statement, there are no claims or actions pending or, to the Company's Knowledge, threatened which allege any failure to comply by the Company or any of its subsidiaries with the Rules or the Franchise Laws.

                     (d) The Company has made available to the Investor Group with true and correct copies of all franchise agreements now in effect and to which either the Company or any of its subsidiaries is a party (the "Franchise Agreements"), and except as set forth in
          Section 3.29(d) of the Company Disclosure Statement, neither the Company nor any of its subsidiaries is in violation in any material respect of any Franchise Agreement to which it is a party or by which it is bound. Set forth on Section 3.29(d) of the Company Disclosure Statement is a true and correct list of all Franchise Agreements.

                     (e) Except as set forth on Section 3.29(e) of the Company Disclosure Statement, to the Company's Knowledge, no franchisee is in material violation of any term of any Franchise Agreement and no notice of default or termination has been delivered to any franchisee pursuant to the terms of any Franchise Agreement.

                     (f) The Company and its subsidiaries are in compliance with and have complied at all times with all applicable Laws regulating the relationship of the Company and its subsidiaries with its franchisees, except where such non-compliance would not have a Company Material Adverse Effect.

                     SECTION 3.30 Notes and Accounts Receivable. Except as disclosed in Section 3.30 of the Company Disclosure Statement, all notes and accounts receivable of the Company and its subsidiaries are reflected properly on their books and records, and are valid receivables arising in the ordinary course of business.

                     SECTION 3.31  Affiliated Transactions.  Set forth in
Section 3.31 of the Company Disclosure Statement is a list of all arrangements, agreements and contracts entered into by the Company or any of its subsidiaries with any person who is an officer, director or affiliate of the Company or any of its subsidiaries, or, to the Company's Knowledge, any immediate family member, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate. Correct and complete copies of such documents have previously been made available to the Investor Group.

                     SECTION 3.32 Contributions. Neither the Company or any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, has, in the course of his or her actions for or on behalf of the Company or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds. Neither the Company or any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, has, in the course of his or her actions for or on behalf of the Company or any of its subsidiaries violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, or unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB
                             AND THE INVESTOR GROUP

                     Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by Merger Sub to the Company prior to the execution of this Agreement (the "Merger Sub Disclosure Schedule"), Merger Sub and each member of the Investor Group hereby severally, but not jointly, represents and warrants to the Company that:

                     SECTION 4.01 Organization and Qualification; Subsidiaries Merger Sub or such member of the Investor Group is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate, partnership or limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Sub or such member of the Investor Group is duly qualified or licensed as a foreign corporation, partnership or limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect. The term "Merger Sub Material Adverse Effect" means, when used in connection with the Merger Sub, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of Merger Sub or any member of the Investor Group or (ii) the ability of Merger Sub or any member of the Investor Group to perform its obligations under this Agreement or the Commitment Letters.

                     SECTION 4.02 Charter Documents and By-laws. Merger Sub has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-laws, each as amended to date, of Merger Sub. Such charter documents are in full force and effect. Merger Sub is not in violation of any provision of its charter documents.

                     SECTION 4.03 Authority Relative to this Agreement. Merger Sub or such member of the Investor Group has all necessary corporate, partnership or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub or such member of the Investor Group and the consummation by Merger Sub or such member of the Investor Group of the Transactions have been duly and validly authorized by all necessary corporate, partnership or limited liability company action and no other corporate, partnership or limited liability company proceedings on the part of Merger Sub or such member of the Investor Group are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub or such member of the Investor Group and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub or such member of the Investor Group enforceable against Merger Sub or such member of the Investor Group in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                     SECTION 4.04  No Conflict; Required Filings and Consents.


                     (a) The execution and delivery of this Agreement by Merger Sub or such member of the Investor Group does not, and the consummation of the Transactions by Merger Sub or such member of the Investor Group will not (i) conflict with or violate the charter documents, By-laws or other organizational documents of Merger Sub or such member of the Investor Group, (ii) conflict with or violate any Law applicable to Merger Sub or such member of the Investor Group or by which any property or asset of Merger Sub or such member of the Investor Group is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect, or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub or such member of the Investor Group is a party or by which Merger Sub or such member of the Investor Group or any property or asset of Merger Sub or such member of the Investor Group is bound or affected, except for any such breaches or defaults which, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect.

                     (b) The execution and delivery of this Agreement by Merger Sub or such member of the Investor Group does not, and the consummation of this Agreement by Merger Sub or such member of the Investor Group will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or subdivision thereof, or any administration, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable stock exchange, state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL or any other applicable state Law, and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate is not reasonably likely to have a Merger Sub Adverse Effect.

                     SECTION 4.05 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its organization and the execution of this Agreement) and has conducted its operations only as contemplated hereby.

                     SECTION 4.06 Information Supplied. None of the information supplied or to be supplied by Merger Sub or any member of the Investor Group specifically for inclusion or incorporation by reference in the Proxy Statement or the Other Filings, at the respective time filed with the SEC or such other Governmental Authority, and, in addition, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined below), contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     SECTION 4.07  Brokers.  Except as disclosed in Section
4.07 of the Merger Sub Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Merger Sub.

                     SECTION 4.08  Financing.


                     (a) Merger Sub has received written commitments from (i) Bank of America, N.A. and Bank of America Securities LLC (collectively, "BOA"), dated March 7, 2000 (the "BOA Commitment Letter"), pursuant to which BOA has committed, subject to the terms and conditions contained therein, to provide up to $155 million in financing for the Transactions and (ii) Albion Alliance L.L.C. ("Albion") dated March 7, 2000 (the "Albion Commitment Letter", and together with the BOA Commitment Letter, the "Commitment Letters"), pursuant to which Albion has committed, subject to the terms and conditions contained therein, to provide up to $35 million in financing for the Transactions. Assuming that the condition in 8.02(l) has been met, the proceeds from the Debt Financing, to the extent funded pursuant to the Commitment Letters, together with the Equity Contribution, shall provide sufficient funds to pay, pursuant to the Merger, the Merger Consideration and the Option Consideration and to pay all fees and expenses related to the Transactions. Merger Sub has delivered true, correct and complete copies of the Commitment Letters to the Company.

                     (b) Merger Sub and the Investor Group have delivered to each person providing the Debt Financing true and complete copies of the Company Disclosure Statement and have advised each such person of any information of which Merger Sub or the Investor Group is aware which could reasonably be expected to constitute a Company Material Adverse Effect. As of the date of this Agreement, neither Merger Sub nor the Investor Group have any reason to believe that (i) BOA or Albion will fail to perform their respective material obligations under the Commitment Letters, or (ii) any condition precedent to the respective obligations of BOA or Albion to fund the Debt Financing will not be satisfied prior to the Closing.

                     SECTION 4.09 Litigation. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Merger Sub and the members of the Investor Group, threatened against Merger Sub, before any court, arbitrator or Governmental Authority, or (ii) outstanding judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority in a proceeding to which Merger Sub or any of its assets is subject except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

                     SECTION 4.10 Capitalization. Immediately prior to the Effective Time, the authorized capital stock of Merger Sub will consist of shares of Common Stock, par value $0.01 per share and shares of preferred stock, par value $0.01 per share. There are 1,000 shares of capital stock of Merger
Sub issued and outstanding, and no other shares of capital stock of Merger Sub are issued or outstanding. Each outstanding shares of capital stock of Merger Sub is owned by a member of the Investor Group. Except as provided in, or contemplated by, this Agreement, there are no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which Merger Sub is a party or by which Merger Sub is bound, obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Merger Sub or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right commitment, preemptive right or agreement.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                     Each Stockholder hereby severally, but not jointly, represents and warrants to the Company that:

                     SECTION 5.01  No Conflict; Required Filings and Consents.

                     (a) The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the Transactions by such Stockholder will not, (i) violate any Law applicable to such Stockholder, (ii) prevent or materially delay the consummation of the Merger or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Stockholder is a party.

                     (b) The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the Transactions by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable exchange, state takeover Laws, the pre-merger notification requirements of the HSR Act, and filings and recordation of appropriate merger documents as required by the DGCL or any other applicable state Law.

                     SECTION 5.02 Ownership of Shares. Such Stockholder is the sole record and beneficial owner of the Owned Shares listed on the Stockholder Owned Share Schedule hereto, free and clear of any liens or encumbrances and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of the Owned Shares or any interest therein) except pursuant to this Agreement, the Support Agreement (as defined below) or applicable securities Laws. The Owned Shares indicated on such Schedule constitute all of the capital stock of the Company owned of record or beneficially owned by such Stockholder.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

                     SECTION 6.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Statement or as otherwise expressly provided for in this Agreement, unless Merger Sub shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice. The Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, key employees and consultants of the Company and its subsidiaries, (iii) preserve the current relationships of the Company and its subsidiaries with customers, franchisees, distributors, suppliers, licensors, licensees, contractors and other persons with which the Company or its subsidiaries has significant business relations, (iv) maintain all assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company's business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner, and (vii) maintain, enforce and protect all of the material Intellectual Property Rights owned or used by the Company or its subsidiaries in a manner consistent in all material respects with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth in Section 6.01 of the Company Disclosure Statement, the Company shall not, and shall cause its subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Merger Sub (which shall not be unreasonably withheld).

                     (a) amend or otherwise change its Certificate of Incorporation or By-laws, except to the extent contemplated by the Preference Amendment;

                     (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company (other than pursuant to and in accordance with the Company Stock Option Plans and the Company Employee Stock Purchase Plans and the agreements listed in Section 3.03 of the Company Disclosure Statement or in connection with the Preference Exchange or the Equity Contribution) or its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interests), of the Company or its subsidiaries or (ii) any assets of the Company or its subsidiaries, except for sales in the ordinary course of business consistent with past practice and other asset sales for consideration or having a fair market value aggregating not more than $100,000;

                     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than between any wholly-owned subsidiary of the Company and the Company);

                     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than in connection with the Preference Exchange;

                     (e) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) or agree to acquire any corporation, partnership, limited liability company, or other business organization or division thereof;

                     (f) (i) incur or agree to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances, or capital contributions to or investments in, any other person, except in the ordinary course of business consistent with past practice and in an amount not in excess of $100,000; or (ii) authorize capital expenditures which are, in the aggregate, in excess of $100,000;

                     (g) acquire, or agree to acquire, sell, lease or dispose of any Real Property or other material assets, other than sales or leases or other dispositions of fixed assets (other than Real Property) or sales or other dispositions of inventory and the purchase of supplies and equipment, in each case, in the ordinary course of business consistent with past practice;


                     (h) enter into, establish, adopt, amend or renew any material employment, consulting, severance or similar agreement or arrangements with any director, executive officer, or employee, or grant any salary or wage increase (other than in the ordinary course consistent with past practice);

                     (i) establish, adopt, amend or increase benefits under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, welfare benefit contract, plan or arrangement (other than as may be required by applicable Law);

                     (j) enter into any labor or collective bargaining agreement, memorandum of understanding, grievance settlement or any other agreement or commitment to or relating to any labor union;

                     (k) discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar Law;

                     (l) make or institute any change in accounting procedures or practices in its accounting procedures and practices unless mandated by GAAP;

                     (m) take any action that, if taken after October 31, 1999 but prior to the date hereof, would have been required to be disclosed in Section 3.07 of the Company Disclosure Statement;

                     (n) enter into any agreement or other arrangement with any director, executive officer, employee or stockholder of the Company or its subsidiaries or, to the Company's Knowledge, any affiliate of the foregoing, except in the ordinary course of business consistent with past practice;

                     (o) enter into any agreement or other arrangement that is reasonably likely to be material to the business of the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

                     (p) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or its subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its subsidiaries, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or its subsidiaries;

                     (q) license, assign or otherwise transfer to any person or entity any rights to any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

                     (r) amend, extend, renew or terminate any Lease, and shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, except in the ordinary course of business consistent with past practice, and for which annual rental payments do not exceed $20,000;

                     (s) fail to maintain, enforce or protect any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

                     (t) settle any action, claim or suit with any Governmental Authority or third party relating to this Agreement, the Merger or any of the other transactions contemplated hereby; or

                     (u) authorize or propose, or agree to take, any of the foregoing actions prohibited under Section 6.01.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

                     SECTION 7.01 Stockholders' Meeting.

                     (a)   Subject to the provisions of Section 7.05 and
          Section 9.01, the Company shall, consistent with applicable Law, call and hold a meeting of the holders of shares of Company Common Stock (the "Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and the Transactions. The Company, through its Board of Directors or a committee thereof, shall recommend to its stockholders approval and adoption of this Agreement and the Transactions, which recommendation shall be contained in the Proxy Statement (as defined below); provided, however, that the Board of Directors of the Company or a committee thereof may fail to make its recommendation to the stockholders of the Company or may withdraw, modify or change its recommendation to the stockholders of the Company, in accordance with
          Section 7.05. The Company shall solicit from the holders of shares of Company Common Stock proxies in favor of the approval and adoption of the Merger, and shall take all other action reasonably necessary or advisable to secure the vote or consent of such holders required by the DGCL.


                     (b) Merger Sub shall vote (or consent with respect to) any shares of Company Common Stock beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) or cause to be voted (or to provide a consent), in favor of the approval and adoption of this Agreement at any meeting of the stockholders of the Company at which this Agreement shall be submitted for approval and adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the stockholders of the Company by consent in lieu of a meeting).

                     SECTION 7.02 Preparation of Proxy Statement.

                     (a) The Company shall, as soon as practicable, but in any event (assuming prompt compliance by the other parties with their obligations under this Section 7.02) within thirty (30) days after the date hereof, prepare and file (after providing Merger Sub with a reasonable opportunity to review and comment thereon) preliminary proxy materials (including, without limitation, a Schedule 13e-3 filing, if required to be filed under the Exchange Act) relating to the meeting of the holders of shares of Company Common Stock to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement") (or, if requested by Merger Sub and applicable, an information statement in lieu of a proxy statement pursuant to Rule 14C under the Exchange Act, with all references herein to the Proxy Statement being deemed to refer to such information statement, to the extent applicable) with the SEC (provided, that if the Proxy Statement is not filed within 30 days after the date of this Agreement, but the Company is using its best efforts to cause the Proxy Statement to be promptly filed, it shall not be deemed a material breach of this Agreement by the Company). The Company shall thereafter use its commercially reasonable efforts to respond to any comments of the SEC (after providing Merger Sub with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Company shall notify Merger Sub promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement (other than portions relating to the Merger Sub or the Investor Group) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Stockholders' Meeting (including any requirement to amend or supplement the Proxy Statement). Merger Sub and the members of the Investor Group shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, each party shall promptly furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement; provided, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing the Merger Sub a reasonable opportunity to review and comment thereon.

                     (b) The Company agrees to include in the Proxy Statement the unanimous recommendation of the voting members of the Company's Board of Directors, subject to any modification, amendment or withdrawal thereof, and represents that the Company's Financial Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

                     SECTION 7.03 Appropriate Action; Consents; Filings; Further Assurances.

                     (a) The Company, each member of the Investor Group and Merger Sub shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions and make effective the Merger as promptly as practicable, (ii) take all reasonable actions required for the consummation of the financing of the transactions contemplated hereby by Merger Sub; provided, however, that the effectiveness of any such action by the Company shall be conditioned upon consummation of the Merger, (iii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by any member of the Investor Group, Merger Sub, or the Company or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iv) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable Law; provided, that Merger Sub, each member of the Investor Group and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into cash pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Surviving Corporation to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, which in either case would have a Company Material Adverse Effect prior to or after the Effective Time, or a Surviving Corporation Material Adverse Effect after the Effective Time. The term "Surviving Corporation Material Adverse Effect" means, when used in connection with the Surviving Corporation, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of the Surviving Corporation or its subsidiaries, taken as a whole.

                     (b) The Company, the Stockholders, each member of the Investor Group and Merger Sub shall promptly furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

                     (c) (i) Merger Sub, each member of the Investor Group and, except as expressly described in Section 3.05 of the Company Disclosure Statement, the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties and use, and cause its respective subsidiaries to use, their reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the Transactions, (B) disclosed or required to be disclosed in the Company Disclosure Statement or Merger Sub Disclosure Statement or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Surviving Corporation Material Adverse Effect from occurring after the Effective Time.

                           (ii) In the event that any of the parties hereto shall fail to obtain any third party consent described in subsection
          (c)(i) above, such party shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

                     (d) If any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the Transactions, the Company, the Investor Group and Merger Sub will take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

                     (e) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional documents, the proper officers and directors of each party to this Agreement (including the Stockholders) shall take all such necessary action. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                     SECTION 7.04 Access to Information; Confidentiality.

                     (a) The parties shall comply with, and shall cause their respective Representatives (as defined below) to comply with, to the extent permitted by applicable Law, all of their respective obligations under the Confidentiality Agreement dated September 8 and September 9, 1999 (the "Confidentiality Agreement") between the Company and members of the Investor Group. Notwithstanding the Confidentiality Agreement, the Company acknowledges that Merger Sub may cause an information memorandum to be prepared and used in connection with the consummation of the financing of the Transactions; provided, that any recipient of such information memorandum shall be subject to customary confidentiality requirements.

                     (b) Subject to the Confidentiality Agreement, from the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to) provide to Merger Sub (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all information and documents which Merger Sub may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company or its subsidiaries, except for attorney-client privilege information and information that is attorney work product.

                     (c) From the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to): (i) provide to Merger Sub and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its subsidiaries as Merger Sub or its Representatives may reasonably request, except for attorney-client privilege information and information that is attorney work product.

                     (d) No investigation by Merger Sub, whether prior to the execution of this Agreement or pursuant to this Section 7.04, shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                     SECTION 7.05 No Solicitation.

                     (a) The Company and the Stockholders shall not, and the Company shall cause its subsidiaries not to, and the Company agrees that it shall not authorize any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, discussions or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any material portion of the assets or capital stock of the Company or its subsidiaries (a "Competing Transaction") or negotiate, explore or otherwise communicate in any way with any person (other than Merger Sub and the Investor Group and their directors, officers, employees and representatives) with respect to any Competing Transaction; provided, however, that the Company and its directors, officers, employees, agents or representatives may, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof, following consultation with its outside counsel as to legal matters, in response to any proposal for or request to discuss a Competing Transaction from any person that was not solicited by the Company and that did not otherwise result from the breach of this Section 7.05,
          (w) furnish information with respect to the Company to such person pursuant to a customary confidentiality agreement; (x) participate in discussions or negotiations with such person regarding any Competing Transaction; (y) conduct "due diligence" inquiries and (z) take all such other actions as the Company's Board of Directors or the Special Committee thereof determine are reasonable necessary in order to review or respond to the proposed Competing Transaction.

                     (b) Neither the Company (or any of its subsidiaries) nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Merger Sub, the approval, adoption or recommendation by the Board of Directors of the Company or any such committee of this Agreement, the Merger or the other Transactions,
           (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other relating to any Competing Transaction or propose or agree to do any of the foregoing, or (iv) submit any Competing Transaction at the Stockholder's Meeting for purposes of voting upon approval and adoption of the Competing Transaction; provided, however, that the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, (A) terminate this Agreement pursuant to Section 9.01(g), (B) approve or recommend a Competing Transaction, (C) withdraw or modify its recommendation of the Merger, the Preference Amendment or the execution of this Agreement, (D) submit a Competing Transaction to the stockholders of the Company or (E) take any other action consistent with its fiduciary duties. Notwithstanding the foregoing or Section 7.05(a), the Company and its Board of Directors at all times may take all such actions as are reasonably necessary pursuant to Rule 14d-9 or Rule 14e-2 under the Securities Exchange Act.

                     (c) Subject to the fiduciary obligations of the Board of Directors of the Company or a committee thereof, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, the provisions of Sections 7.05(a) and (b) above and compliance with applicable securities Laws,
          (a) the Company promptly (and in any event within 48 hours of the relevant event) shall advise Merger Sub orally and in writing of any Competing Transaction and the identity of the person making any such Competing Transaction, and, in each case, the material terms and conditions thereof, including any material amendment or other modifications to the terms of any such Competing Transaction or inquiry and (b) the Company shall keep Merger Sub reasonably apprised of the status of any proposal relating to a Competing Transaction on a current basis.

                     (d) Contemporaneously with taking any action described in clauses (B), (C) or (D) of Section 7.05(b), the Company shall terminate this Agreement pursuant to Section 9.01(g).

                     (e) Notwithstanding anything contained herein to the contrary, the initial press release issued by the Company announcing the execution of this Agreement, which press release shall be issued in the manner that is customary for issuing a press release for a transaction such as the Merger or consistent with the past practices of the Company, may include the following language and the inclusion of such language shall not be a breach of any provision of this
          Section 7.05 and Merger Sub and the Investor Group hereby consent to the inclusion of the following language in any such press release:

                     "Notwithstanding its recommendation and consistent with the terms of the Merger Agreement, the Special Committee of the Company's Board of Directors requested that the Special Committee's financial advisor, CIBC World Markets Corp. be available to receive unsolicited inquiries from any other parties interested in the possible acquisition of the Company. If the Special Committee of the Company's Board of Directors concludes that the failure to provide information to, or engage in discussions or negotiations with, such parties would be inconsistent with its fiduciary duties to the Company's stockholders, CIBC World Markets Corp., in conjunction with the Special Committee of the Company's Board of Directors, may provide information to and engage in discussions and negotiations with such parties in connection with any such indicated interest."

                     (f) Nothing in this Agreement shall require or be deemed to require the Special Committee or the Company's Board of Directors to take or refrain from taking any action which would violate any obligation (including any fiduciary duty) under applicable Law. In taking or refraining from taking such action, the Special Committee or the Company's Board of Directors shall act in good faith following consultation with outside counsel as to legal matters; provided, that, in the event that the Special Committee or the Company's Board of Directors, as the case may be, shall exercise any of its rights under this Section 7.05(f) with respect to any action taken or any inaction, the Special Committee or the Company's Board of Directors, as the case may be, shall give prompt written notice to Merger Sub and the Investor Group, of such action or inaction (along with a reasonable description thereof) and the basis for the exercise of such right(s).

                     SECTION 7.06 Indemnification and Insurance.

                     (a) Merger Sub and the Company agree that, except to the extent prohibited by applicable Laws, for six years from and after the Effective Time, the indemnification obligations set forth in the Company's or any subsidiary's Certificate of Incorporation and the Company's By-Laws, as amended, or other organizational documents, in each case as of the date of this Agreement, shall survive the Merger as continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time. In addition, Merger Sub and the Company agree that, except to the extent prohibited by applicable Laws, the indemnification obligations of the Company or any Subsidiary as set forth in other indemnification agreements to which it is a party shall be continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time, except as permitted by the terms and provisions of those agreements.

                     (b) The Surviving Corporation and the Company shall maintain in effect, for three years or until the applicable statute of limitations expires, from and after the Effective

          Time, directors' and officers' liability insurance policies covering the persons who are currently covered in their capacities as directors and officers (the "Covered Parties") by the Company's current directors' and officers' policies and on terms not materially less favorable than the existing insurance coverage with respect to matters occurring prior to the Effective Time; provided, however, in the event the annual premium for such coverage exceeds an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage, the Surviving Corporation shall notify the Covered Parties who shall then elect as a group either (i) to allow the Surviving Corporation to obtain as much comparable insurance as possible for an annual premium equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company, or (ii) to seek coverage from another carrier, in which event the Surviving Corporation shall reimburse the Covered Parties the cost of such alternate coverage up to an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage.

                     (c) In addition to, and not in lieu of the foregoing, the Merger Sub agrees that Surviving Corporation shall indemnify, defend (with mutually acceptable counsel) and hold harmless all current and former officers and directors of the Company and its subsidiaries in their capacities as such (the "Indemnified Parties") to the fullest extent permitted by the DGCL and in the Certificate of Incorporation and By-laws of the Company, as in effect as of the date hereof, from and against all liabilities, costs, expenses and claims (including without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Surviving Corporation in a manner consistent with applicable provisions of the Company's By-laws as in effect on the date hereof) arising out of actions taken prior to the Effective Time in performance of their duties as directors or officers of the Company or any subsidiary, in connection with the Merger and the other Transactions contemplated hereby, which may be asserted against the Indemnified Parties from and after the date of this Agreement; provided, however, that the Surviving Corporation's obligations to the Indemnified Parties under this Section 7.06(c) shall not be effective until consummation of the Merger; provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is determined pursuant to a final non-appealable judgment rendered by a court of competent jurisdiction to be prohibited by applicable Law or if the indemnification of the Indemnified Party is not within the power of the Surviving
          Corporation under the DGCL.

                     (d) In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

                     SECTION 7.07 Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of:

                     (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any (i) representation or warranty contained in this Agreement to be untrue or inaccurate in any respect or (ii) any covenant or any condition to the obligations of any party to effect the Merger not to be complied with or satisfied;

                     (b) the failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

                     (c) the receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

                     (d) the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; and

                     (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting the Company or Merger Sub, which relates to the consummation of the Transactions;

in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not be deemed to be an amendment of this Agreement or any Section in the Company Disclosure Statement or the Merger Sub Disclosure Statement, as the case may be, and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

                     SECTION 7.08 Public Announcements. Except as otherwise provided in Section 7.05, Merger Sub, the Company and the Stockholders shall use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions. Prior to the Closing, Merger Sub, members of the Investor Group, the Company and the Stockholders shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by Law or any listing agreement with the NASD or any national securities exchange to which Merger Sub or the Company is a party and, in such case, shall use reasonable effects to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Merger Sub and the Company will announce the execution of this Agreement.

                     SECTION 7.09  Assistance with Financing.  So long as
Merger Sub and the Investor Group are in compliance with their obligations under this Agreement, in order to assist with the financing of the Transactions, at or prior to Closing, the Company shall, and shall cause its subsidiaries to, take such commercially reasonable steps as may be requested by Merger Sub in connection with the following:

                     (a) At Merger Sub's request, with respect to each of the Leased Property, the Company shall use reasonable efforts to deliver to Merger Sub a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor, and/or licensor of such Leased Premise, in each case, in form and substance reasonably acceptable to Merger Sub;

                     (b) At Merger Sub's request, the Company shall furnish such financial statements as may be reasonably requested by Merger Sub in connection with the financing of the Transactions;

                     (c) The Company shall take or cause to be taken any other actions (not requiring an amendment to this Agreement) reasonably necessary to consummate the financing of the Transactions; and

                     (d) No actions taken at the direction of Merger Sub by or on behalf of the Company in connection with its obligations under this Section 7.09 or arising as a result of the taking of such action shall constitute a breach of any representation or warranty of the Company contained in this Agreement for any purpose hereunder. Notwithstanding anything to the contrary set forth herein, the effectiveness of any such actions by the Company shall be conditioned upon the consummation of the Merger.

                     SECTION 7.10 Stockholder Approval. The Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to obtain the requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company.

                     SECTION 7.11 Exchange Act and NASDAQ Filings. Unless an exemption shall be expressly applicable, or unless Merger Sub or the Company, as the case may be, agrees otherwise in writing, the Company and Merger Sub and their respective affiliates will timely file with the SEC and the National Association of Security Dealers ("NASD") all reports required to be filed by it pursuant to the rules and regulations of the SEC and NASD (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC and NASD rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     SECTION 7.12  Alternative Financing; Disclosure.

                     (a) So long as the Company is in compliance with its obligations under this Agreement, Merger Sub shall use commercially reasonable efforts to satisfy the requirements of the Commitment Letters and to obtain the funding contemplated by and on the terms contained in the Commitment Letters, or if any of the Commitment Letters is terminated or such funds shall not otherwise be available, use commercially reasonable efforts to obtain an alternative source of financing, in each case, on financial and other terms no less favorable than those set forth in the respective Commitment Letters or to the extent not set forth therein, on terms reasonably acceptable to Merger Sub.

                     (b) Following the date hereof, any amendment, termination, cancellation or modification of any Commitment Letter or any information which becomes known to Merger Sub or the Investor Group which makes it unlikely to obtain the financing on the terms set forth in the Commitment Letters, shall be promptly disclosed to the Company and the Special Committee of the Board of Directors; and Merger Sub shall consult with the Company and the Special Committee of the Board of Directors with respect to any such amendment or modification. Merger Sub and the Investor Group shall make available to each person providing Debt Financing or such alternative financing true and complete copies of the Company Disclosure Statement and any supplement thereto delivered by the Company pursuant to
               Section 7.07, and shall promptly advise each such person of any information of which it becomes aware which could reasonably be expected to constitute a Company Material Adverse Effect.

                     SECTION 7.13 Representations. Each of the Company and the Merger Sub (a) will use reasonable efforts to take all action necessary to render true and correct as of the Closing its respective representations and warranties contained in this Agreement, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.

                     SECTION 7.14 Support Agreement. Each of the Stockholders and Merger Sub shall comply with all of their respective obligations under the Support Agreement.

                     SECTION 7.15 Guarantee; Limitation on Liability. Cornerstone and Centre will be substantial equity investors in the Surviving Corporation. In that regard, Cornerstone and Centre each have a substantial interest in and a desire to assure that the Company enters into this Agreement and that the Transactions are consummated. Therefore, as a material inducement to the Company to enter into this Agreement and to consummate the Transactions, Cornerstone and Centre each hereby guarantees (the "Guarantee"), as a primary obligor, to the Company, the performance by Merger Sub of its covenants, duties and obligations hereunder ("Merger Sub Obligations"); provided, that Cornerstone's aggregate liability to the Company due to the Merger Sub Obligations shall not exceed, in the aggregate an amount equal to 1.25% of the aggregate Merger Consideration to be paid by Merger Sub in the Merger, and that Centre's aggregate liability to the Company due to the Merger Sub Obligations shall not exceed, in the aggregate an amount equal to 1.25% of the aggregate Merger Consideration to be paid by Merger Sub in the Merger. The Guarantee shall be a continuing guaranty and shall remain in effect until the earliest of
(i) the Effective Time, (ii) except for any obligation of Merger Sub pursuant to Sections 9.03 (c) and (e) hereof, the termination of this Agreement and
(iii) the time that the Merger Sub, and the Investor Group and its assignees have, paid to the Company (whether pursuant to this Section 7.15 or otherwise) an aggregate amount equal to 2.5% of the aggregate Merger Consideration. Additionally, but notwithstanding anything in this Agreement to the contrary, Cornerstone's liability to the Company for the breach of any of its representations, warranties, covenants, duties and obligations hereunder shall not exceed in the aggregate an amount equal to 1.25% of the aggregate Merger Consideration to be paid by Merger Sub in the Merger, and Centre's liability to the Company for the breach of any of its representations, warranties, covenants, duties and obligations hereunder shall not exceed in the aggregate an amount equal to 1.25% of the aggregate Merger Consideration to be paid by Merger Sub in the Merger;

provided that this limitation on the liability of Cornerstone and Centre shall not apply (i) to any breach of their respective obligations under Section 1.01(c) in the event all conditions to their obligations to fund the Equity Contribution have been satisfied or (ii) to the extent any such breach has been finally judicially determined to be the result of fraud or any intentional breach of their respective obligations under this

                     SECTION 7.16  Purchase of Promissory Note by Stover.
In the event that as of the Effective Time (i) the Indebtedness of the Company exceeds the Maximum Indebtedness Amount by not more than $5 million and (ii) the days sales outstanding (i.e., DSO's) exceeds 46 days, then contemporaneously with the Closing Stover shall purchase an unsecured promissory note of the Company (the "Receivables Note") on the terms described in this Section 7.16. The initial principal amount and purchase price of the Receivables Note shall be equal to the lesser of (x) the amount by which the Indebtedness of the Company as of the Effective Time exceeds the Maximum Indebtedness Amount and (y) the amount by which the net book value of the accounts receivable of the Company as of the Effective Time exceeds the net book value of the accounts receivable of the Company which would be outstanding if the days sales outstanding was 46. The Receivables Note shall bear interest at the applicable federal rate at the time of its issuance and shall be due and payable on the 75th day following the Effective Time. The principal amount of the Receivables Note shall be reduced by an amount equal to the product of (a)
(1) the amount of any receivables of the Company which existed as of the Effective Time but have not been collected as of the 75th day after the Effective Time minus (2) the reserve for doubtful accounts as of the Effective Time multiplied by (b) a fraction, the numerator of which is the initial principal amount of the Receivables Note, and the denominator of which is the net book value of the accounts receivable of the Company as of the Effective Time. The Receivables Note shall be subordinated to the Debt Financing in a manner which is not inconsistant with the payment terms set forth above and shall be evidenced by a note in a form reasonably acceptable to the providers of the Debt Financing. The proceeds to the Company from the issuance of the Receivables Note shall be used to repay Indebtedness of the Company outstanding as of the Effective Time.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

                     SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Merger Sub and the Stockholders to consummate the Merger are subject to the satisfaction (or, if permitted by applicable Law, waiver by the party for whose benefit such condition exist) of the following conditions:

                     (a) this Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the Requisite Majority in accordance with the DGCL and the Company's Certificate of Incorporation;

                     (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                     (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental
          Authority or a court of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or of limiting or restricting the Surviving Corporation's or Merger Sub's conduct or operation of the business of the Company after the Merger; and

                     (d) all other necessary and material governmental and regulatory clearances, consents, or approvals shall have been received.

                     SECTION 8.02 Conditions to the Obligations of Merger Sub. The obligations of Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver by Merger Sub of the following further conditions:

                     (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, except to the extent any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects, in each case as of the date of this Agreement; and (iii) Merger Sub shall have received a certificate signed by an executive officer of the Company as to compliance with the conditions set forth in this paragraph 8.02(a);

                     (b) Merger Sub shall have received an opinion, dated on or about the Closing Date, of counsel to the Company (which may include in-house counsel) containing the opinions set forth in Exhibit D hereto;

                     (c) Surviving Corporation shall have obtained the Debt Financing on the terms and conditions set forth in the Commitment Letters or otherwise obtained debt financing sufficient to consummate the Transactions and to pay all fees and expenses in connection therewith and to provide working capital for the Surviving Corporation, all on terms reasonably satisfactory to the Investor Group, the Surviving Corporation and Merger Sub, it being acknowledged that if the parties to the Commitment Letters or the Debt Financing other than the Surviving Corporation, Merger Sub or the Investor Group are prepared to perform thereon, or if a breach by the Investor Group or Merger Sub has been the cause of or resulted in the failure to obtain Debt Financing, the condition contained in this
          Section 8.02(c) shall be deemed to have been satisfied;

                     (d) Since the date of this Agreement, no event shall have occurred (whether or not described in any notice delivered by the Company pursuant to Section 7.07 of this Agreement) which has or which would reasonably be expected to have a Company Material Adverse Effect;

                     (e) The Company shall have amended its Certificate of Incorporation to provide for the Preference Amendment or filed an appropriate Certificate of Designation to provide for the Preference Stock;

                     (f) The Preference Exchange shall have been completed on the terms set forth in this Agreement;

                     (g) The Company shall have issued 632,900.4 shares of New Preference Stock to the Investor Group in exchange for the Equity Contribution;

                     (h) All Company Stock Options and rights under the Company's Employee Stock Purchase Plan shall be extinguished as of immediately prior to the Closing, or shall by their own terms be extinguished at the Effective Time, and the Company thereafter shall have no liability or obligation with respect to any such Company Stock Options or under the Company's Employee Stock Purchase Plan, except as provided in Section 2.03;

                     (i) The Company shall have obtained all consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to Merger Sub, which are necessary in order to enable (i) the consummation of the Transactions by the Company, and
          (ii) the Surviving Corporation to conduct its business in all material respects after the Closing Date on the same basis as conducted prior to the date hereof, in each case, except for those the failure of which to obtain would not have a Company Material Adverse Effect;

                     (j)   Merger Sub shall have obtained no later than thirty
          (30) days prior to the Closing, a commitment for an ALTA Owner's Title Insurance Policy 1970 Form B, or other form acceptable to Merger Sub, for each Owned Real Property identified by Merger Sub, issued by a title insurance company satisfactory to Merger Sub (the "Title Company"), together with a copy of all documents referenced therein (the "Title Commitments"). At Closing, the Company shall have caused the Title Company to issue title insurance policies in accordance with the Title Commitments, insuring Merger Sub's legal, binding and enforceable interest in the Owned Real Property as of the Closing Date with gap coverage from the Stockholders through the date of recording, subject to those encumbrances that do not have a materially adverse affect on the Owned Real Property, in such amount as Merger Sub reasonably determines to be the value of the Owned Real Property. Each of the Title Policies shall have the creditor's rights exception deleted, and shall include extended coverage endorsement and all other endorsements reasonably requested by Merger Sub. The Company shall use its reasonable efforts to assist Merger Sub in obtaining the Title Commitments, Title Policies and surveys in form and substance as set forth above, within the time periods set forth therein, including, without limitation, removing from title any liens or encumbrances which are not Permitted Encumbrances. The Company shall provide the Title Company with any affidavit, indemnity or other assurances requested by the Title Company to issue the Title Policies;

                     (k) Not more than seven percent (7.0%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares; and

                     (l) The Company's Indebtedness shall not exceed the Maximum Indebtedness Amount; provided that if (i) the Company's Indebtedness does not exceed the Maximum Indebtedness Amount by more than $5 million, (ii) Stover purchases the Receivables Note as contemplated by Section 7.16, and (iii) after giving effect to the repayment of Indebtedness as provided in Section 7.16 the Indebtedness of the Company does not exceed the Maximum Indebtedness Amount, then the condition contained in this
          Section 8.02(l) shall be deemed to be satisfied.

                     SECTION 8.03 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

                     (a) (i) Merger Sub and the Investor Group shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Merger Sub and the Investor Group contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement; and (iii) the Company shall have received a certificate signed by an executive officer of Merger Sub and by representatives of each member of the Investor Group as to compliance with the conditions set forth in this paragraph 8.03(a):

                     (b) The Company shall have received an opinion, dated on or about the Closing Date, of Kirkland & Ellis, containing the opinions set forth in Exhibit E hereto;

                     (c) The Investor Group shall have made the Equity Contribution in exchange for New Preference Stock; and

                     (d) The Surviving Corporation shall have obtained the Debt Financing on the terms and conditions set forth in the Commitment Letter or otherwise obtained financing sufficient to consummate the Transactions and to pay all the fees and expenses in connection therewith, and representatives of the Investor Group shall have delivered a certificate to the Company to that effect.

                     SECTION 8.04 Conditions to the Obligations of the Investor Group. The obligations of the Investor Group to make the Equity Contribution are subject to the satisfaction or, if permitted by applicable Law, waiver by the Investor Group of each of the conditions set forth in Section
8.01 and Section 8.02 of this Agreement.

                     SECTION 8.05 Conditions to the Obligations of the Stockholders. The obligations of the Stockholders to consummate the Preference Exchange are subject to the satisfaction, or if, permitted by applicable Law, waiver by the Stockholders of the following conditions:

                     (a) the conditions set forth in Section 8.01 of this Agreement;

                     (b) the conditions set forth in paragraphs (e) and (f) of Section 8.02; and

                     (c) the conditions set forth in paragraphs (a) (other than clause (iii)), (c) and (d) of Section 8.03.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

                     SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

                     (a)   by written consent of the Company and Merger Sub;

                     (b) by Merger Sub or the Company if (i) the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated prior to July 31, 2000, (ii) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order
          (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger (provided, however, that neither party may terminate this Agreement pursuant to this Section 9.01(b)(ii) prior to July 31, 2000 if the party subject to such order, decree or ruling is using its reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or (iii) the Effective Time shall not have occurred on or before July 31, 2000; provided, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

                     (c) by Merger Sub or the Company, if the Stockholders' Meeting shall have been held and the holders of outstanding shares of Company Common Stock shall have failed to approve and adopt this Agreement at such meeting (including any adjournment or postponement thereof); provided, that subject to Section 7.05, the right to terminate this Agreement under this Section 9.01(c) shall not be available to the Company if its failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure to obtain such stockholder approval; provided further, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Merger Sub if the Stockholder's failure to approve and adopt this Agreement as provided in the Support Agreement at such meeting has been the cause of or resulted in the failure to obtain such stockholder approval;

                     (d) by Merger Sub if the Board of Directors of the Company or any committee thereof (i) shall withdraw, modify in a manner adverse to Merger Sub, or refrain from giving its approval or recommendation of the Merger, Preference Amendment or the execution of this Agreement or (ii) recommends a Competing Transaction with respect to the Company to the Company's stockholders pursuant to
          Section 7.05;

                     (e) by the Company, upon a material breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.03(a) would not be satisfied; provided, however, that, if such breach is curable by Merger Sub through the exercise of its best efforts and Merger Sub continues to exercise such best efforts, the Company may not terminate this Agreement under this
          Section 9.01(e) unless such breach continues following a period of 30 days from the date on which the Company delivers to Merger Sub written notice setting forth in reasonable detail the circumstances giving rise to such breach;

                     (f) by Merger Sub, upon a material breach of any representation, warranty, or agreement set forth in this Agreement or the occurrence of an event or occurrence such that the condition set forth in Section 8.02(a) or Section 8.02(d) would not be satisfied; provided, however, that, if such breach is curable by the Company through the exercise of its best efforts and the Company continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(f) unless such breach continues following a period of 30 days from the date on which Merger Sub delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach; or

                     (g)   by the Company in accordance with Section 7.05.

                     SECTION 9.02 Method of Termination; Effect of Termination.

                     (a) Any such right of termination hereunder shall be exercised by advance written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided in Section 10.02. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

                     (b) Except as provided in Section 10.01, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, except as set forth in
          Section 9.03; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to any other party, to the extent the matter giving rise to such termination has been finally judicially determined to be fraud or an intentional breach of this Agreement.

                     SECTION 9.03 Fees and Expenses.

                     (a) In the event that it is judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to the remedies at Law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective reasonable costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and the attempted financing and consummation of the Transactions, the related documentation and the stockholders' meetings and consents ("Costs").

                     (b) In the event that this Agreement is terminated pursuant to Section 7.05(d) or paragraphs (c) (except if the Stockholders' failure to approve and adopt this Agreement at the Stockholders' meeting has been the cause of or resulted in the failure to obtain such stockholder approval), (d), (f) or (g) of
          Section 9.01, the Company shall, within five business days of such termination, pay Merger Sub by wire transfer of immediately available funds to an account specified by Merger Sub in reimbursement for Merger Sub's expenses an amount in cash equal to the aggregate amount of Merger Sub's reasonable out-of-pocket Costs incurred in connection with pursuing the transactions contemplated by this Agreement (including, without limitation, legal, accounting, investment banking and commitment fees) and other reasonable out-of-pocket expenses of Merger Sub and the Investor Group up to a maximum of $1,500,000 (except that if this Agreement is terminated pursuant to Section 9.01(f) due to a failure to satisfy the condition set forth in
          Section 8.02(d), up to a maximum of $1,000,000) (collectively, the "Reimbursable Expenses") (as such Reimbursable Expenses may be estimated by Merger Sub in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon Merger Sub's definitive determination of such Reimbursable Expenses); provided, however, that Merger Sub shall have no right to receive Reimbursable Expenses pursuant to this Section 9.03(b) if Merger Sub's failure to fulfill any obligation or material breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement. For purposes of this Agreement, Merger Sub's Costs shall include the Costs of the Investor Group incurred in connection with this Agreement or on behalf of Merger Sub.

                     (c) In the event that this Agreement is terminated by the Company pursuant to Section 9.01(e), Merger Sub shall, within five business days of such termination, pay the Company by wire transfer of immediately available funds to an account specified by the Company in reimbursement for the Company's expenses an amount in cash equal to the aggregate amount of the Company's reasonable out-of-pocket Costs incurred in connection with pursuing the transactions contemplated by this Agreement (including, without limitation, legal, accounting and investment banking fees) and other reasonable out-of-pocket expenses of the Company up to a maximum of $1,500,000 (collectively, the "Company Reimbursable Expenses") (as such Company Reimbursable Expenses may be estimated by the Company in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon the Company's definitive determination of such Company Reimbursable Expenses); provided, however, that the Company shall have no right to receive Company Reimbursable Expenses pursuant to this Section 9.03(c) if the Company's failure to fulfill any obligation or material breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

                     (d) In the event that this Agreement is terminated by Merger Sub or the Company pursuant to Section 7.05, Section 9.01(d) or Section 9.01(g), the Company shall pay the Merger Sub by wire transfer of immediately available funds to an account specified by the Merger Sub an aggregate amount equal to 2.5% of the aggregate Merger Consideration hereunder (including amounts payable to the Stockholders) (the "Termination Fee"). The Termination Fee shall be payable as follows:

                           (i) 50% of the Termination Fee shall be paid within five (5) business days after such termination, and

                           (ii) if the Company enters into or consummates a Competing Transaction within one (1) year after such termination, the remaining 50% of the Termination Fee shall be paid within five (5) business days after the date of consummation of such Competing Transaction;

          provided, however, that the Merger Sub shall have no right to receive the Termination Fee pursuant to this Section 9.03(d) if Merger Sub's or the Investor Group's material failure to fulfill any obligation or breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

                     (c) Except as provided in this Section 9.03, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that (i) the Company shall bear all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, and (ii) Merger Sub and the Company shall bear equally all expenses incurred by the parties hereto and their respective affiliates, if applicable, in connection with any filing under the HSR Act due to the transactions contemplated herein.

                     SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, that after the approval and adoption of this Agreement by the stockholders of the Company as contemplated in Section 8.01(a), no amendment may be made which would (a) change the amount or the type of Merger Consideration to be received by the stockholders of the Company pursuant to the Merger, (b) change any other term or condition of the Agreement if such change would materially and adversely affect the Company or the holders of shares of Company Common Stock or New Preference Stock or (c) without the vote of the stockholders entitled to vote on the matter, change any term of the Certificate of Incorporation of the Company. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                     SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in paragraphs (a) and (b) of Section 8.01) contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X
                               GENERAL PROVISIONS

                     SECTION 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 7.03(e), 7.06, 7.08 and 7.15 shall survive the Effective Time indefinitely, and those set forth in Sections 7.05, 7.08, 9.02 and 9.03 and this Article X shall survive termination indefinitely.

                     SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                     if to Merger Sub:

                     c/o Cornerstone Equity Investors L.L.C.
                     717 Fifth Avenue
                     New York, New York  10022
                     Telecopy:  (212) 826-6798
                     Attention: Dana O'Brien and Michael Najjar

                     c/o Centre Capital Investors III, L.P.
                     30 Rockefeller Plaza
                     Suite 5050
                     New York, New York  10020
                     Telecopy:  (212) 332-5800
                     Attention: Robert A. Bergmann and Steven M. Shapiro

                     with copies to:

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, New York  10022
                     Telecopy:  (212) 446-4900
                     Attention: Frederick Tanne, Esq.

                     if to the Company:

                     Westaff, Inc.
                     301 Lennon Lane
                     Walnut Creek, California 94598
                     Telecopy:  (925) 934-5489
                     Attention: President

                     with a copy to:

                     Morrison & Foerster LLP
                     425 Market Street
                     San Francisco, California 94105
                     Telecopy: (415) 268-7522
                     Attention: John W. Campbell, Esq.

           SECTION 10.03 Certain Definitions. For purposes of this Agreement, the term:

                (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares which such person beneficially owns, as defined in Rule 12d-3 under the Securities Exchange Act;

                (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the New York, New York or San Francisco, California;

                (d) "Code" means the Internal Revenue Code of 1986, as amended;


                (c) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;


                (f) "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of Law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as such of the foregoing are enacted or in effect, prior to, on, or after the Closing Date.

                (g) "Governmental Authority" means any United States (federal, state or local), foreign or supra-national Government, or governmental, regulatory or administrative authority, agency or commission;

                (h) "Indebtedness" means the sum of (i) any liability or obligation of the Company or any of its subsidiaries, whether primary or secondary, absolute or contingent for (x) borrowed money,
          (y) evidenced by notes, bonds, debentures or similar instruments (but not including the Receivables Note), or (z) secured by Liens on any assets of the Company or any of its subsidiaries plus (ii) the aggregate reduction after the date hereof in the value of any non-cash assets and any liabilities asserted, imposed or incurred after the date hereof, primarily related to the Company's home healthcare business in connection with any adjustment, write-down, reserve or liability asserted, impossed or incurred arising out of Medicare's audit of the Company's and its subsidiaries' or any of their respective franchisees' or licensees' 1998 or 1999 Medicare cost reports.

                (i) "Intellectual Property Rights" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information, marketing materials and all other proprietary rights;

                (j) "Knowledge" with respect to the Company, means the actual knowledge, after reasonable investigation, of any executive officer of the Company;

                (k) "Lien" shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset;

                (l) "Maximum Indebtedness Amount" means $50 million minus the amount of proceeds to the Company from the sale of Real
          Property as contemplated by Section 3.15 of the Company Disclosure Statement.

                (m) "Owned Shares" means the aggregate shares of Company Common Stock owned beneficially and of record by the Stockholders as of the date hereof (as such number may be reduced as a result of the conversion of shares into New Preference Stock as contemplated by this Agreement);

                (n) "Permits" shall mean all franchises, licenses, authorizations, approvals, permits, consents or other rights granted by any Governmental Authority and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company as currently conducted or used.

                (o) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

                (p) "Real Property" means, with respect to the Company or any subsidiary, as applicable, all of the Owned Real Property and Leased Real Property which is used by any such person in connection with the operation of its business;

                (q) "Requisite Majority" means holders of 66 2/3% of the outstanding shares of Company Common Stock.

                (r) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                (s) "Support Agreement" means that certain Support Agreement, dated as of the date hereof, by and among Merger Sub and the Stockholders.

                (t) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, unemployment, disability, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not;

                (u) "Tax Return" means any declaration, report, claim for refund, return, information report or filing with respect to Taxes, including any schedules or attachments thereto and including any amendments thereof; and

                (v) "Transactions" means the Merger, the Preference Amendment, the Debt Financing and the other transactions contemplated hereby this Agreement.

                SECTION 10.04  Accounting Terms.  All accounting terms
used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

                     SECTION 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                     SECTION 10.06 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Merger Sub Disclosure Schedule and the Company Disclosure Statement, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Support Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties, which shall not be unreasonably withheld, except that Merger Sub may assign all or any of its rights and obligations hereunder to any affiliate of Merger Sub, and Merger Sub and the Company may assign their respective rights and obligations hereunder as collateral security to any person providing financing to Merger Sub and/or the Company; provided, that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                     SECTION 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                     SECTION 10.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

                     SECTION 10.09 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the Laws of the State of Delaware (excluding any conflict of Law, rule or principle that would refer to the Laws of another jurisdiction). EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

                     SECTION 10.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                     SECTION 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     SECTION 10.12 Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

                     IN WITNESS WHEREOF, Merger Sub, the Stockholders, the members of the Investor Group and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             WESTAFF ACQUISITION CORP.

                                             By: /s/ Michael E. Najjar
                                                -------------------------------
                                                 Name:  Michael E. Najjar
                                                 Title: President and Secretary

                                             WESTAFF, INC.

                                             By: /s/ Michael K. Phippen
                                                -------------------------------
                                                 Name:  Michael K. Phippen
                                                 Title: Ceo and President

                              FOR PURPOSES OF ARTICLES I, V, VII AND VIII ONLY

                              THE STOVER REVOCABLE TRUST

                              By:        /s/  W. Robert Stover
                                 ----------------------------------------------
                                  Name:       W. Robert Stover
                                  Title:      Trustee

                              By:
                                 ----------------------------------------------
                                  Name:       Joan C. Stover
                                  Title:      Trustee

                              THE STOVER 1999 CHARITABLE REMAINDER UNITRUST

                              By:        /s/  W. Robert Stover
                                 --------------------------------------------
                                  Name:       W. Robert Stover
                                  Title:      Trustee

                              By:        /s/  Parker Williamson
                                 -----------------------------------------
                                  Name:       Parker Williamson
                                  Title:      Trustee

                              THE STOVER FOUNDATION

                              By:        /s/  W. Robert Stover
                                 ----------------------------------------
                                  Name:       W. Robert Stover
                                  Title:      Trustee

                               FOR PURPOSES OF
                               ARTICLE IV and SECTIONS 1.01(c), 7.02, 7.03 (a),
                               (b), (c) and (d), 7.04, 7.08, 7.12(b) and 7.15
                               ONLY

                               CORNERSTONE EQUITY INVESTORS IV, L.P.

                               By:  CORNERSTONE IV, L.L.C.
                               Its: General Partner

                               By:    /s/ Michael E. Najjar
                                  ---------------------------------------------
                                   Name:  Michael E. Najjar
                                   Title: Managing Director

                               CENTRE CAPITAL INVESTORS III, L.P.

                               By: Centre Partners III, L.P.,
                                   As general partner of such partnership
                                   By:   Centre Partners Management LLC,
                                         attorney-in-fact

                                         By:   /s/ Robert Bergmann
                                            -----------------------------------
                                            Name:  Robert Bergmann
                                            Title: Managing Director